Exhibit 4.2

                 DYNCORP SAVINGS AND RETIREMENT PLAN

                        AMENDED AND RESTATED

                        AS OF JANUARY 1,1989

      WHEREAS, DynCorp (hereinafter sometimes referred to as the "Company") has previously adopted the Deferred Savings Plan of DynCorp and Participating Subsidiaries (hereinafter referred to as the "Plan"), effective as of April 1, 1983, which is to continue to be funded through the medium of a Trust Fund; and

      WHEREAS, the Company desires to rename and amend and restate the Plan in order to comply with the Tax Reform Act of 1986, the Omnibus Reconciliation Acts of 1986 and 1987, the Revenue Act of 1987, the Technical and
Miscellaneous Revenue Act of 1988, the Omnibus Reconciliation Act of 1989, and the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93");

      NOW, THEREFORE, the Company hereby renames, amends, and restates the Plan, effective January 1, 1989, unless otherwise indicated, with such Plan to be hereafter known as the DynCorp Savings and Retirement Plan, as follows:


TABLE OF CONTENTS
ARTICLE I  -  DEFINITIONS
ARTICLE II  -  PARTICIPATION AND ENTRY DATE
2.01 Initial Eligibility.
2.02 Plan Participation.
2.03 Re-employment.
2.04 Change in Status.
ARTICLE III  -  CONTRIBUTIONS
3.01 Salary Deferral Contributions.
3.02 After-Tax Contributions.
3.03 Method of Contribution.
3.04 Matching Employer Contributions.
3.05 Discretionary Employer Contributions.
3.06 Non-Discrimination Test.
3.07 Forfeitures.
3.08 Maximum Contributions.
3.09 Time of Payment.
3.10 Annual Additions Limitation.
3.11 Return of Contribution.
3.12 Rollover/Direct Transfer Contributions.
3.13 Change of Contribution Rate and Suspension of Contributions.
ARTICLE IV  -  ADMINISTRATION OF FUNDS
4.01 Investment of Funds.
4.02 Investment Elections.
4.03 Change of Elections.
4.04 Restrictions on Changes.
4.05 Allocation of Contributions.
4.06 Valuation of Assets.
4.07 Voting of Shares.
4.08 Tender Offer Procedure.
4.09 ERISA Section 404(c) Plan.
4.10 Confidentiality.
4.11 Fiduciary Designation.
ARTICLE V  -  RETIREMENT BENEFITS
5.01 Normal Retirement Benefit.
5.02 Deferred Retirement Benefit.
5.03 Disability Retirement Benefit.
5.04 Payment of Benefits.
5.05 Installment Payments
5.06 Joint-and-Survivor Annuity
5.07 Life Annuity.
5.08 Additional Allocations on Retirement.
5.09 Crediting of Investment Earnings.
5.10 Common Stock.
ARTICLE VI  -  DEATH BENEFITS
6.01 Death Benefits.
6.02 Additional Allocations on Death.
6.03 Beneficiary Designation.
ARTICLE VII  -  VESTING AND SEPARATION FROM SERVICE
7.01 Vesting of Accounts.
7.02 Payment of Benefits to Terminated Participants.
7.03 Re-employment After Distribution and Restoration of Contributions.
ARTICLE VIII  -  WITHDRAWALS AND LOANS
8.01 Withdrawals While Employed.
8.02 Loans.
ARTICLE IX  -  ADMINISTRATION
9.01 Plan Administrator.
9.02 Administrative Procedures.
9.03 Other Plan Administrator.
9.04 Claims Procedures.
9.05 Expenses.
ARTICLE X  -  AMENDMENT, TERMINATION, AND MERGERS
10.01 Amendment.
10.02 Plan Termination.
10.03 Permanent Discontinuance of Employer Contributions
10.04 Suspension of Employer Contributions.
10.05 Mergers and Consolidations of Plans.
10.06 Former Participants in Merged Plans
ARTICLE XI  -  MISCELLANEOUS PROVISIONS
11.01 Non-Alienation of Benefits.
11.02 No Contract of Employment.
11.03 Severability of Provisions.
11.04 Heirs, Assigns, and Personal Representatives.
11.05 Headings and Captions.
11.06 Gender and Number.
11.07 Funding Policy.
11.08 Title to Assets.
11.09 Payment to Minors, etc.
11.10 Situs.
ARTICLE XII  -  TOP-HEAVY PROVISIONS
12.01 Top-Heavy Plan.
12.02 Minimum Contributions or Benefits.
12.03 Adjustment to Maximum Benefits.
12.04 Minimum Vesting
12.05 Discontinuance of Article.

ARTICLE I  -  DEFINITIONS  1.01     "Account" shall mean with respect to a
Participant all of the various accounts, as applicable, maintained to define such Participant's proportionate interest in the Trust Fund as follows:
      (a) A "Salary Deferral Contribution Account" includes the Salary Deferral Contributions made on behalf of the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

      (b) An "After-Tax Contribution Account" includes the Participant's After-Tax Contributions, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

      (c) A "Matching Employer Contribution Account" reflects the Matching Employer Contributions allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

      (d) A "Discretionary Employer Contribution Account" reflects the Discretionary Employer Contributions allocated to the Participant, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account;

      (e) A "Rollover Contribution Account" reflects any rollover/direct transfer contribution made in accordance with Section 3.12, the appreciation or depreciation of the investments allocated to that Account, and the income earned on such investments, less the expenses incurred as to such Account; and


      (f) A "Stock Account" means an Account maintained for an individual Participant reflecting the Participant's investment in Company Stock

1.02 "Affiliated Organization" shall mean (i) any corporation on or after the date it becomes a member of a controlled group of corporations which includes the Company, as determined under the provisions of Section 414(b) of the Code,
(ii) any trade or business, whether or not incorporated, on or after it comes under common control with the Company, as determined under Section 414(c) of the Code, (iii) any organization which is an affiliated service organization within the meaning of Section 414(m) of the Code, and (iv) any other entity required to be aggregated pursuant to regulations under Section 414(o) of the Code.

1.03 "Age" or "age" shall mean the chronological age attained by the Participant at his most recent birthday or as of such other date of reference as set forth in this Plan.

1.04 "Board of Directors" shall mean the board of directors of the Company and/or any authorized committee thereof.

1.05 "Break-in-Service" shall mean a twelve-month period commencing on the day following an Employee's termination of employment with an Affiliated Organization, or on each anniversary thereof, during which period such person does not incur at least one Hour of Service.

1.06 "Code" means the Internal Revenue Code of 1986 as the same currently exists, and as it may hereafter be amended or clarified by regulations, rulings, notices or other publications of the Internal Revenue Service having legal effect.

1.07  "Company Stock" means shares of the common stock of the Company.

1.08 "Compensation" shall mean, for any applicable period, base salary or wages plus bonuses, overtime, and commissions received by an Employee for services performed for an Employer, including any Salary Deferral Contribution made on behalf of the Participant under this Plan, and any contributions made by salary reduction to a plan established in accordance with Section 125 or 129 of the Code. Compensation shall exclude premiums paid to a life insurance plan of the Company for additional coverage above $50,000; the value of Company car or commuting allowances; reimbursements for expenses; and any other fringe benefits, and, for Highly-Paid Employees, shall also exclude distributions of compensation deferred during a prior period and earnings thereon, supplemental executive retirement plans, and long-term incentive plan awards or distributions, such as restricted stock and stock options.
      For any Plan Year commencing after December 31, 1988, Compensation shall not exceed $200,000, or such other maximum amount as set forth under Section 401(a)(17) of the Code, adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If Compensation is determined over a Plan Year that contains fewer than 12 calendar months, the annual compensation limit is an amount equal to the annual compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.
      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
      For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean OBRA '93 annual compensation limit set forth in this provision.
      If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
      In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.

1.09 "Contribution" shall mean any or all of the various types of contributions made under the Plan by Participants or the Employer, as described below:

      (a) "Salary Deferral Contribution" shall mean that portion of the Contribution made to the Plan on behalf of a Participant by his Employer through a salary reduction agreement, as described under Sections 2.02 and 3.01.

      (b) "After-Tax Contribution" shall mean that portion of a Participant's Contribution to the Plan which he elects to make independent of a salary reduction agreement, as described under Section 3.02.

      (c) "Matching Employer Contribution" shall mean a Contribution made by an Employer as described under Section 3.04, based on a Participant's Salary Deferral Contribution (including any Salary Deferral Contributions re-characterized as After-Tax Contributions pursuant to Section 3.06).

      (d) "Discretionary Employer Contribution" shall mean a Contribution made by an Employer which is unrelated to any Participant Contributions, as described under Section 3.05.

      (e) "Qualified Non-elective Contribution" shall mean a Contribution made by an Employer (other than those listed above) in order that the Plan will satisfy the requirements of Section 3.06 for a Plan Year. The allocation may be made to all Active Participants who are not Highly-Paid Employees or, with respect to satisfaction of the ADP test, only to those Active Participants who have made Salary Deferral Contributions for a Plan Year and who are not Highly-Paid Employees. Such Contributions shall be treated as Salary Deferral Contributions for all purposes under the Plan.

1.10 "Contribution Percentage" shall mean the percentage determined by dividing (i) the sum of the Salary Deferral Contribution, After-Tax Contribution, Matching Employer Contribution, and any Qualified Non-elective Contribution used to satisfy the non-discrimination requirements of Section
3.06 or any combination of such Contributions, whichever is applicable, made by or on behalf of a Participant for the applicable period by (ii) his compensation as defined under Code Section 414(s). "ADP" shall sometimes be used herein to refer to the average Contribution Percentage with respect to Salary Deferral Contributions or amounts treated as Salary Deferral Contributions. "ACP" shall sometimes be used herein to refer to the average Contribution Percentage with respect to Matching Employer Contributions and After-Tax Contributions, if applicable.

1.11 "Disability" shall mean a physical or mental condition of such severity and probable prolonged duration as to cause the Participant to be unable to continue his duties as an Employee. The existence of any Disability shall be determined by a physician approved by the Plan Administrator or the Employer's designated disability insurance carrier, based on medical evidence of a physical or mental impairment that can be expected to last more than 12 months or result in death, or on other uniform and non-discriminatory criteria as established by the Plan Administrator. Notwithstanding the foregoing, eligibility for Social Security Disability benefits or for long term disability benefits under an insured plan sponsored by the Employer shall be deemed conclusive proof of disability.

1.12 "Effective Date" of this Plan shall mean April 1, 1983. The effective date of this amended and restated Plan is January 1, 1989.

1.13 "Eligible Employee" shall mean an Employee of an Employer. Notwithstanding the foregoing, the term "Eligible Employee" shall not include any person whose terms and conditions of employment are determined by collective bargaining with a third party and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment, nor shall the term "Eligible Employee" include any independent contractor or a leased employee.

1.14 "Employee" shall mean any employee of the Employer or an Affiliated Organization, including a leased employee as defined under Section 414(n) of the Code.
      The term "leased employee" means any person (other than an employee of the recipient organization) who pursuant to an agreement between the recipient organization and any other person ("leasing organization") has performed services for the recipient organization (including related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for at least one year, and such services are of a type historically performed by employees in the business field of the recipient organization. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.
      A leased employee shall not be considered an employee of the recipient organization if: (i) such employee is covered by a money purchase pension plan providing immediate participation, full and immediate vesting and a non-integrated employer contribution rate of at least ten percent (10%) of compensation (as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125,
Section 402(a)(8), Section 401(h) or Section 403(b) of the Code). Also, the leased employees must not constitute more than twenty percent (20%) of the recipient organization's non-highly compensated workforce.

1.15 "Employer" shall mean DynCorp (hereinafter sometimes referred to as the "Company"), and any successor thereto which adopts this Plan and joins in the corresponding Trust Agreement. The term "Employer" shall also include any subsidiary, division, organizational unit, or other entity affiliated or associated with the Company or an Employer, including joint ventures, which, with the consent of the Plan Administrator, adopts this Plan. The term "Employer" shall not include any subsidiary or affiliate of the Company, unless such subsidiary or affiliate is specifically designated as an Employer in accordance with the foregoing sentence.

1.16 "Entry Date" shall mean the first day of every calendar month during which the Plan remains in effect.

1.17 "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406), including all amendments thereto.

1.18 "Fund" or "Trust Fund" shall mean all of the assets of the Plan held by the Trustees (or any nominees thereof) at any time under the Trust Agreement.

1.19 "Highly-Paid Employee" shall mean any Employee who during the current or preceding Plan Year ("determination year" and "look-back year", respectively):

      (a) was at any time a 5% owner of the Employer or an Affiliated Organization; or
      (b) received compensation for such Plan Year in excess of $75,000 or such higher amount as provided under Section 414(q) of the Code, as adjusted at the same time and in the same manner as under Section 415(d) of the Code; or
      (c) received compensation for such Plan Year in excess of $50,000 or such higher amount as provided under Section 414(q) of the Code, as adjusted at the same time and in the same manner as under Section 415(d) of the Code, provided such compensation exceeded that of 80% of all Employees for the applicable Plan Year; or
      (d) was at any time an officer of the Employer or an Affiliated Organization, and received compensation for such Plan Year in excess of $45,000, as adjusted at the same time and in the same manner as under Section 415(d) of the Code (or, if higher, 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year).
      For each Plan Year for which a determination in accordance with the above paragraph is being made, any individual not described in sub-paragraph
(b), (c), or (d) for the preceding Plan Year (without regard to this paragraph) shall not be treated as described in sub-paragraph (b), (c), or (d) for the current Plan Year unless such individual is among the one-hundred
(100) highest paid Employees for the current Plan Year.
      In no event shall the number of officers taken into account under sub-paragraph (d) exceed the lesser of (i) fifty (50), and (ii) the greater of
(A) three or (B) 10% of the total Employees. Furthermore, if no officer of the Employer or an Affiliated Organization is described in sub-paragraph (d) for a Plan Year, then the highest paid officer shall be treated as described in sub-paragraph (d) for such Plan Year.
      The term "Highly-Paid Employee" shall include any highly paid former employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly-Paid Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.
      If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly-Paid Employee who is one of the ten most highly compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the five percent (5%) owner or top-ten Highly-Paid Employee shall be aggregated. In such case, the family member and five percent (5%) owner or top-ten Highly-Paid Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent owner or top-ten Highly-Paid Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.
      The determination of who is a Highly-Paid Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code. In determining the identity of Highly-Paid Employees for a determination year, the Company may make the calendar year election provided for in Answer 14(b) of Treasury Regulation 1.414(q)-IT.

1.20  "Hour of Service" shall mean the following:
      (a) An Hour of Service includes each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Organization during the Plan Year.
      (b) An Hour of Service includes each hour for which an Employee is paid, or entitled to payment, (either directly or indirectly) by the Employer or an Affiliated Organization on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), paid lay-off, jury duty, military duty, or leave of absence. Notwithstanding the preceding sentence:
            (i) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not constitute an Hour of Service, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers compensation, unemployment compensation, or disability insurance laws.
            (ii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
      (c) An hour worked at overtime or premium pay will count as only one Hour of Service under the Plan.
      (d) An Hour of Service includes each hour for which back pay, irrespective of mitigation of damages, is either awarded to or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph
(d). Crediting of Hours of Service for each pay awarded shall be subject to the limitations set forth in paragraphs (a), (b) and (c).
      (e) For purposes of vesting, an Hour or Service includes any period of leave of absence from work which commences after December 31, 1984 and which is due to the pregnancy of the Employee, the birth of a child of the Employee, the adoption of a child by the Employee, of the caring for a child for a period beginning immediately following the birth or adoption of the child; provided, however, that the period extending beyond the first anniversary of such absence and ending on the day before the Employee returns to work for the Employer.
      (f) An Hour of Service shall also be credited for reasons other than the performance of duties in accordance with Department of Labor Regulations,
Section 2530.200b-2(b). Further, the computation periods used for purposes of crediting Hours of Service shall be in accordance with Department of Labor Regulations, Section 2530.200b-2(c). If an Employer does not maintain hourly records with respect to any Employee, such Employee shall be credited with 45 Hours of Service for each week in which he is entitled to be credited with an Hour of Service.

1.21 "Merged Plan" shall mean a qualified plan previously maintained by an Affiliated Organization which has been merged with or consolidated into this Plan.

1.22 "Named Fiduciary" shall mean the Employer, the Trustees and the Plan Administrator. Each named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically given him under the Plan and/or the Trust Agreement.

1.23 "Non-Highly-Paid Employee" shall mean any Employee who during the applicable period was not a Highly-Paid Employee.

1.24 "Normal Retirement Date" shall mean the date on which the Participant has attained Age 65.

1.25 "Participant" shall mean any person who is eligible to receive benefits under the Plan, including, if applicable, Beneficiaries and alternate payees pursuant to QDROs. The term "Participant" shall include Active Participants (Eligible Employees who have satisfied the participation requirements of Section 2.02 as of an applicable Entry Date or who have made a Rollover Contribution, and are not Terminated Vested Participants or Inactive Participants), Terminated Vested Participants (former Employees who are entitled at some future date to the distribution of benefits from this Plan), and Inactive Participants (former Participants who are not Terminated Vested Participants and who continue to be employed in a non-covered class by an Employer or by an Affiliated Organization). Unless the QDRO expressly provides otherwise, an alternate payee pursuant to a QDRO shall be treated as a Terminated Vested Participant for purposes of Article 8.

1.26 "Plan" shall mean the DynCorp Savings and Retirement Plan as set forth herein, and as the same may from time to time hereafter be amended.

1.27 "Plan Administrator" or "Administrator" shall mean the Company, or the persons or committee named as such pursuant to the provisions of Article IX hereof.

1.28 "Plan Year" shall mean a twelve-month period beginning on January 1st and ending on each December 31st.

1.29 "QDRO" shall mean a qualified domestic relations order as such term is defined under Section 414(p) of the Code.

1.30 "Reduced Compensation" shall mean Compensation reduced by any Salary Deferral Contributions made by the Participant and also reduced by any contributions made by salary reduction to a plan established in accordance with Sections 125 or 129 of the Code.

1.31 "Service" shall mean employment on the payroll of an Affiliated Organization during a period which would constitute an Hour of Service.

1.32 "Treasury Regulation" shall mean a regulation or temporary regulation issued pursuant to the Code.

1.33 "Trust Agreement" shall mean the DynCorp Savings and Retirement Trust Agreement as the same presently exists and as it may from time to time hereafter be amended.

1.34 "Trustees" shall mean the party or parties so designated pursuant to the Trust Agreement.

1.35 "Valuation Date" shall mean the last day of each Plan Year and any other date as of which the Plan Administrator elects to make a valuation of Plan Accounts.

1.36 "Vested Account Balance" shall mean so much of a Participant's Account as is vested in accordance with Sections 7.01 and 10.02(a).

1.37 "Wage Base" shall mean the amount of compensation with respect to which old age and survivors insurance benefits would be provided for a Participant under the Social Security Act, as in effect for the calendar year in which the Plan Year commences.

1.38 "Years of Service" shall mean an Employee's period of Service, measured in years from his date of hire or rehire (whichever is applicable) with an Affiliated Organization until his termination of employment with any Affiliated Organization. If an Employee's employment is terminated before an anniversary date and he is subsequently rehired before he has incurred five twelve-month Breaks-in-Service, he will be re-credited as of his date of rehire with each prior Year of Service and with a partial Year of Service for any other period of Service completed since his hire date, rehire date, or anniversary date, as applicable. All periods of Service shall be counted regardless of whether or not such periods are continuous, but no single period shall be counted toward more than one Year of Service.


ARTICLE II  -  PARTICIPATION AND ENTRY DATE


2.01  Initial Eligibility.
      Each Eligible Employee who is a Participant immediately prior to the effective date of this amended and restated Plan shall continue to participate as of such effective date. Each other Employee shall be eligible to become a Participant on the first Entry Date at least thirty (30) days following the date he first becomes an Eligible Employee.

2.02  Plan Participation.
      Each Employee who is eligible to participate in accordance with Section
2.01 shall complete such forms and provide such data as are reasonably required by the Plan Administrator as a precondition to Plan participation.
In order to receive a Salary Deferral Contribution, a Participant must enter into a salary reduction agreement to be effective as of an Entry Date, electing to reduce his salary by an amount equal to his Salary Deferral Contribution. Except as otherwise established by the Plan Administrator on a non-discriminatory basis, a Participant's Salary Deferral Contribution for any Plan Year shall not exceed the lesser of (i) 15% of his Compensation for the Plan Year or portion of such Plan Year during which he was an Active Participant, subject to the limitations set forth in Article III, and (ii) $7,627, or such higher maximum contribution for a taxable year as may be permitted under Section 402(g) of the Code. The Plan Administrator shall determine the minimum and/or maximum permitted salary reduction. Any maximum permitted salary reduction may apply to all Employees or to Employees of one or more Employers or solely to those Employees of one or more Employers who are Highly-Paid Employees. Participants shall make separate elections with respect to Salary Deferral and After-Tax Contributions, and the election of either type of contribution shall not, in any way, be contingent upon any other election made under the Plan. By becoming a Participant, an Employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan, the corresponding Trust Agreement, and to all amendments to such instruments.

2.03  Re-employment.
      In the event a Participant terminates employment, and is re-employed, he shall be eligible to be admitted or readmitted as an Active Participant on the date of his re-employment or, if later, the Entry Date coincident with or next following the date he becomes an Eligible Employee.

2.04  Change in Status.
      In the event that a person who has been an Employee in an employment status not eligible for participation in this Plan subsequently becomes eligible by reason of a change in status, he shall be eligible to become a Participant on the Entry Date coincident with or next following the date on which he becomes an Eligible Employee.


ARTICLE III  -  CONTRIBUTIONS


3.01  Salary Deferral Contributions.
      The Employer will make a Salary Deferral Contribution to the Plan for each Active Participant who has entered into a salary reduction agreement, in accordance with Section 2.02, as determined by such salary reduction agreement. In addition, for any Plan Year, an Employer may elect to make a Qualified Non-elective Contribution (including a qualified matching Contribution) allocable only to those Participants who are Employees of the Employer but are not Highly-Paid Employees, in order that the Plan will satisfy requirements of Section 3.06 for such Plan Year. Any Contribution made in accordance with the preceding sentence shall be allocated among applicable Participants in proportion to the ratios of each such Participant's Compensation or, with respect to satisfaction of the ADP test, only to those Participants who have made Salary Deferral Contributions (under the same allocation procedure used for Matching Employer Contributions or pro-rata). Matching Employer Contributions used to satisfy the test described under
Section 3.06 must comply with  Treasury Regulation 1.401(k)-1(b)(3).
      "Excess Elective Deferrals" shall mean any Salary Deferral Contributions which exceed the dollar limitation under Code Section 402(g). Such Excess Elective Deferrals shall be treated as annual additions under the Plan unless they are distributed in accordance with this Article.
      A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by providing fifteen (15) days written notification to the Administrator of the amount of the Excess Elective Deferrals to be assigned to this Plan. Such notice shall be provided no later than the first March 1st following the close of the individual's tax year. Excess Elective Deferrals with respect to the combination of Excess Elective Deferrals and deferrals under another plan of deferred compensation of an Employer or an Affiliated Organization may automatically be returned to the Participant.
      Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.
      Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Salary Deferral Contribution Account without regard to any income or loss occurring during such taxable year.

3.02  After-Tax Contributions.
      With the consent of the Plan Administrator as to the Employer by which an Employee is then employed, Participants may elect to make After-Tax Contributions to the Trust for each Plan Year in amounts not less than one percent (1%) of Compensation, nor more than ten percent (10%) of Compensation for such Plan Year and all prior Plan Years during which the Plan was in effect, reduced by the total After-Tax Contributions previously made by the Participant not to exceed the maximums permitted under Section 3.06 and 3.10. Such consent may be given in the Plan Administrator's sole discretion, but shall be applied on a non-discriminatory basis and shall apply to all Participants employed by the applicable Employer. After-Tax Contributions shall not be used to reduce the Participant's taxable income.

3.03  Method of Contribution.
      Salary Deferral and After-Tax Contributions may be made by periodic payroll deductions or on such other basis as shall be determined from time to time by the Plan Administrator. Nothing contained herein shall preclude the Plan Administrator from not allowing Salary Deferral or After-Tax Contributions to be made by any Participant in accordance with Section 3.06 or from limiting the number of payroll periods in a Plan Year during which such Contributions are permitted. A Participant may elect an increase or decrease in his Salary Deferral Contributions or After-Tax Contributions, provided that written notice of such change (including amendment of a salary reduction agreement, if applicable) is submitted to the Plan Administrator at least 15 days in advance of the effective date, which date shall be the first day of a calendar month. A Participant may cease Contributions as of any payroll period upon 15 days' written notice.
      No contributions may be made by or on behalf of any Participant during any period that he is receiving long term disability benefits, worker's compensation benefits or while the Participant is on a leave of absence for which no Compensation is being paid from the Employer.

3.04  Matching Employer Contributions.
      If authorized by the Plan Administrator, an Employer may elect, in its sole discretion, to make Matching Employer Contributions, either in cash, Company Stock, or a combination thereof, for a Plan Year to the Account of each Active Participant employed by such Employer on whose behalf Salary Deferral Contributions have been made during the Plan Year or, in the case of Matching Employer Contributions in the form of Company Stock, to the Accounts of Active Participants who have invested in such an Account during the Plan Year.

3.05  Discretionary Employer Contributions.
      For any Plan Year, an Employer may elect, in its sole discretion, to make an additional Discretionary Employer Contribution to the Plan. If a Discretionary Employer Contribution is made, then it shall be allocated on a non-discriminatory basis as of the last day of the Plan Year to the Accounts of Participants who were employed by the applicable Employer and retired at or after age 65, retired due to a Disability or died during such Plan Year and Active Participants who are employed by the Employer as of the last day of such Plan Year. An individual who has terminated employment prior to the last day of a Plan Year, but who is receiving severance pay as of such date, shall not be deemed to be actively employed as of the last day of a Plan Year.
      The amount allocated to each such Participant shall be an amount chosen by the Employer to be allocated under (a) below. If any Discretionary Employer Contribution remains, such amount shall be allocated in accordance with (b) below.
      (a) An amount shall be allocated equal to a percentage of each such Participant's Compensation earned while a Participant for such Plan Year, plus the same percentage of the excess of (i) such Participant's Compensation earned while a Participant for the Plan Year above (ii) the Wage Base for such Plan Year. However, the percentage of Compensation used for allocations above the Wage Base shall not exceed 5.7% (or such other percentage which equals the maximum percentage permitted under Code Section 401(l)).
      (b) Any remaining Discretionary Employer Contribution shall be allocated to each such Participant in proportion to the ratio that each such Participant's Compensation earned while a Participant bears to such eligible Compensation of all eligible Participants for the Plan Year.

3.06  Non-Discrimination Test.
      For any Plan Year, the average Contribution Percentage for Highly-Paid Employees determined based on Salary Deferral Contributions (ADP) and separately based on the sum of After-Tax Contributions and any Matching Employer Contributions (ACP) shall not exceed the greater of:
      (a) 1.25 multiplied by the average Contribution Percentage for all Eligible Employees who are not Highly-Paid Employees; or
      (b) the lesser of (i) twice the average Contribution Percentage for all Eligible Employees who are not Highly-Paid Employees; and (ii) the average Contribution Percentage for all Eligible Employees who are not Highly-Paid Employees, plus two percent (2%).
      If the limitation described under subsection (b) above is applied with respect to Salary Deferral Contributions, it shall not be applied with respect to the sum of After-Tax Contributions and Matching Employer Contributions, and vice-versa, except as otherwise permitted under the following Definitions and Special Rules Section describing the multiple use test.
      For purposes of this Section, an Excess Contribution shall mean the excess of a Highly-Paid Employee's Salary Deferral Contribution (or amounts treated as Salary Deferral Contributions) over the maximum amount of such Contributions as provided under the above test.
      For purposes of this Section, Excess Aggregate Contributions shall mean the excess of the aggregate amount of After-Tax Contributions and Matching Employer Contributions which were made on behalf of Highly-Paid Employees for any Plan Year, over the maximum amount of such Contributions as provided under the above test.
      The Excess Contributions or Excess Aggregate Contributions, whichever is applicable, shall be allocated by reducing the actual Contribution Percentage of the Highly-Paid Employee with the highest actual Contribution Percentage. Such Contribution Percentage shall be reduced until the Highly-Paid Employee with the highest actual Contribution Percentage is equal to that of the Highly-Paid Employee with the next highest actual Contribution Percentage or until the above test is passed. This process shall be repeated until the test is passed and such leveling method shall determine the amount of Excess Contributions attributable to each Highly-Paid Employee. The Excess Aggregate Contribution amount shall be determined after any Salary Deferral Contributions are re-characterized as After-Tax Contributions.

Definitions and Special Rules:
      "Aggregate Limit" shall mean the sum of (i) one hundred twenty-five percent (125%) of the greater of the ADP of the Non-Highly-Paid Employees for the Plan Year or the ACP of Non-Highly-Paid Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement ("CODA") and (ii) the lesser of two hundred percent (200%) or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in (i) above and "greater" is substituted for "lesser" after "two plus the" in (ii) if it would result in a larger Aggregate Limit.
      A multiple use method may be used in order to satisfy the non-discrimination test if one or more Highly-Paid Employees participate in both a CODA and a plan maintained by the Employer subject to the ACP test. If the sum of the ADP and ACP of those Highly-Paid Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly-Paid Employees who also participate in a CODA will be reduced (beginning with such Highly-Paid Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly-Paid Employee's Contribution Percentage amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly-Paid Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly-Paid Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Paid Employees.
      Effective prior to the first Plan Year beginning after December 31, 1991, the Plan Administrator shall also have discretionary authority to restructure the Plan and satisfy the above test based on specific common attributes among Employees.
      For purposes of determining the Contribution Percentage test, After-Tax Contributions are considered to have been made in the Plan Year in which contributed to the trust. Salary Deferral Contributions, Matching Employer Contributions, and Qualified Non-elective Contributions will be considered made for a Plan Year only if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.
      The Employer shall maintain records sufficient to demonstrate satisfaction of the above tests and the amount of Qualified Non-elective Contributions, including qualified matching Contributions, if applicable, used in the test.
      The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
      If in such Plan Year the Employer permits Participants to make After-Tax Contributions, a Participant may treat his Excess Contributions under Section
3.01 as an amount distributed to the Participant and then contributed by such Participant to the Plan as an After-Tax Contribution. Such re-characterized amounts will remain non-forfeitable and subject to the same distribution requirements as Salary Deferral Contributions. Amounts may not be re-characterized by a Highly-Paid Employee to the extent that such amount, in combination with other After-Tax Contributions made by that Employee, would exceed any stated limit under the Plan on After-Tax Contributions.
      Re-characterization must occur no later than 2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly-Paid Employee is informed in writing of the amount re-characterized and the consequences thereof. Re-characterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.
      If a Highly-Paid Employee is subject to the family aggregation rules of the Code, the combined actual Contribution Percentage (based on Salary Deferral Contributions and separately based on After-Tax Contributions and Matching Employer Contributions) for the family group shall be treated as one Highly-Paid Employee. The combined actual Contribution Percentage shall be determined as the combined actual Contribution Percentage of all eligible family members.
      The Excess Contributions or Excess Aggregate Contributions for the family members shall be allocated in proportion to the ratio of such Contributions for each family member.
      Any distribution or forfeiture of Excess Contributions or Excess Aggregate Contributions for any Plan Year shall be made based on the respective portions of such amounts attributable to each Highly-Paid Employee.

      Excess Contributions or Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to such Contributions is the income or loss allocable to the Participant's Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions or Excess Aggregate Contributions for the year and the denominator of which is the Participant's Account attributable to satisfaction of ADP and ACP test (as applicable) without regard to any income or loss occurring during such Plan Year.
      Notwithstanding the preceding paragraph, any other reasonable method for computing the income allocable to Excess Contributions or Excess Aggregate Contributions may be used, provided that the method is non-discriminatory, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.
      Excess Contributions and Excess Aggregate Contributions shall be forfeited, or if not forfeitable, distributed from the Participant's various Accounts in proportion to the ratio of such Participant's applicable Accounts. Excess Contributions shall be distributed from the Participant's Qualified Non-elective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's Salary Deferral Account and Matching Contribution Account.
      Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer Contributions in accordance with Section 3.07.
      Excess Contributions or Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts to the extent required by law.
      In the event that this Plan satisfies the requirements of Sections 401(k), 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section
3.06 shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) or 401(m) of the Code only if they have the same Plan Year.
      The ADP for any Participant who is a Highly-Paid Employee for the Plan Year and who is eligible to have Salary Deferral Contributions (or amounts treated as Salary Deferral Contributions for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in
Section 401(k) of the Code that are maintained by the Employer, shall be determined as if such Contributions were made under a single arrangement. If a Highly-Paid Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.
      In the event that any provisions of this Section 3.06 are no longer required or applicable for qualification of the Plan under the Code, then any applicable provisions of this Section 3.06 shall thereupon be void.

3.07  Forfeitures.
      Upon termination of employment for reasons other than retirement, disability, or death, an Employee shall forfeit his unvested Contributions, subject to reinstatement as described below.
      As of the end of each calendar quarter, any forfeitures occurring during such Plan Year resulting from an Employee's termination of employment shall first be applied to restore the previously forfeited accounts, if applicable, of former Terminated Vested Participants who have been re-employed.
      Any portion of the total forfeiture not applied in accordance with the preceding paragraphs may be used to reduce a Matching Employer Contribution and allocated to remaining Active Participants in the same manner as provided under Section 3.04.
      Any portion of the total forfeiture remaining shall be treated as a Discretionary Employer Contribution, and shall be allocated to remaining Active Participants in the same manner as provided under Section 3.05.
      Should a Participant who is not fully vested in his Matching Employer Contribution and Discretionary Employer Contribution Accounts under Section
7.01 terminate employment, the resulting forfeiture of his Matching and Discretionary Employer Contribution Accounts, combined with the distribution of the vested portions thereof, shall be deemed a full distribution of such Accounts.
      If a terminated Participant who was not fully vested in his Matching Employer Contribution and Discretionary Employer Contribution Accounts is subsequently re-employed by the Employer prior to the occurrence of five consecutive twelve-month Breaks-in-Service after the date of his termination of employment, any amount forfeited shall be reinstated to his Account, subject to the repayment requirements of Section 7.03.

3.08  Maximum Contributions.
      Notwithstanding the above, the total amount of Salary Deferral Contributions, Matching Employer Contributions, and Discretionary Employer Contributions for any Plan Year shall not exceed an amount equal to fifteen percent (15%) of the total Reduced Compensation of all Participants for such Plan Year. The excess, if any, of fifteen percent (15%) of the total Compensation of all Participants earned in any year commencing before January 1, 1987 above the actual aggregate Employer Contributions for such years may be added to the total contribution provided the Plan was then in effect.

3.09  Time of Payment.
      Matching Employer Contributions and Discretionary Employer Contributions may be made at any time on or before the date required for deduction of such Contributions on the Employer's Federal income tax return.

3.10  Annual Additions Limitation.
      Notwithstanding the above provisions of this Article, in no event shall the annual additions to a Participant's Account exceed the maximum amount permitted under Section 415 of the Code, and all provisions of such Section are hereby incorporated in the Plan by reference. The term "limitation year", as defined under the Code, shall mean the Plan Year.
      The term "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans maintained by the Employer, whether or not terminated, and the annual additions attributable to all welfare benefits funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's compensation for such year.
      If the Employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.
      The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.
        The term "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the limitation year under Sections 415(b) and
(d) of the Code or 140 percent of the highest average compensation, including any adjustments under Section 415(b) of the Code.
      Notwithstanding the above, if the Participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 5, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all limitation years beginning before January 1, 1987.
      As soon as administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.
      If due to the maximum permitted above or as a result of the allocation of forfeitures there is an excess amount, the excess will be disposed of as follows:
      (1) Any After-Tax Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;
      (2a) If an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Account will be used first to reduce the Participant's Salary Deferral Contribution for such Plan Year (and the excess will be returned to the Participant) and thereafter to reduce other Employer Contributions (including any allocation of forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary; or
      (2b) If an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.
      If a suspense account is in existence at any time during a limitation year pursuant to this Section, such account will not receive an allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer or any employee contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants, except as provided below.
      Notwithstanding the method for disposing of excess amounts as indicated above, in the case where a reasonable error is made so that the limitations of
Section 415 are violated, the Plan may distribute Salary Deferral Contributions (within the meaning of Section 402(g)(3) of the Code) to the extent that the distribution would reduce the excess amounts in the Participant's Account. These amounts are disregarded for purposes of the ADP and ACP tests.

3.11  Return of Contribution.
      Except as provided in Section 3.10 and this Section, and notwithstanding any other provision of this Plan or of the Trust Agreement, the Employer irrevocably divests itself of any interest or reversion whatsoever in any sums contributed by it to the Trust Fund, and it shall be impossible for any portion of the Trust Fund to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants or their Beneficiaries.
      (a) If a contribution by the Employer is conditioned upon initial qualification of the Plan or any amendment thereto under Section 401 of the Code, and the Plan or any amendment thereto under Section 401 of the Code, and the Plan or amendment does not so qualify, the contribution shall be returned to the Employer within one year of the date of denial of such qualification or of the failure to qualify.
      (b) If a contribution made by the Employer is based upon a good faith mistake of fact, the contribution shall be returned to the Employer within one year after the payment of the contribution.
      (c) If a contribution which is intended to be deductible for Federal income tax purposes is determined to not be deductible and part or all of the deduction is disallowed, the contribution, to the extent disallowed, shall be returned to the Employer within one year after the disallowance of the deduction.
      (d) Earnings attributable to any mistaken or non-deductible contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.
      (e) If the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been in the Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction. In the case of a reversion due to initial disqualification of the Plan, the entire assets of the Plan attributable to Employer contributions may be returned to the Employer.
      (f) A contribution may be returned to the Employer or an Employee, whichever is applicable, in order to satisfy the requirements of Section 3.06.

3.12  Rollover/Direct Transfer Contributions.
      (a) Direct Inter-Plan Transfers. Any Employee of an Employer (including Employees who are not yet Eligible Employees) may, no less than 15 days following written notification to the Plan Administrator of such action, direct the appropriate trustee of any qualified retirement plan of the Employer or a former employer to distribute directly to the Trustee such Participant's entire interest in the distributing plan, exclusive of any after-tax contributions made by the Participant as an employee or participant thereunder, provided that the transferor plan is not subject to the requirements of Section 401(a)(11) of the Code, as a rollover or a direct plan-to-plan transfer.
      (b) Cash Transfers. Only cash, subject to outstanding loans, if any, may be transferred in accordance with paragraph (a) of this Section. Property other than cash cannot be transferred.
      (c) Investment of Rollover Contribution Accounts. Rollover Contribution Accounts shall be invested as provided under Section 4.01 of the Plan.
      (d) Direct Rollovers. This paragraph applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this paragraph, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Such distribution may commence less than 30 days after the notice required under Treasury Regulation 1.411(a)-1(k) is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

      For purposes of this Section, the following definitions shall apply:
      Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
      Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
      Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a QDRO, are distributees with regard to the interest of the spouse or former spouse.
      Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

3.13  Change of Contribution Rate and Suspension of Contributions.
      A Participant may elect to change the percentage rate of his Salary Deferral Contribution or After-Tax Contribution by executing a new salary reduction agreement or written election, respectively. Such change will become effective with the first pay check paid to the Participant during the month following the Employer's receipt of such agreement or election or, if later, the first pay check covering the payroll period including the date of such receipt.
      A Participant may elect to suspend all of his Salary Deferral Contribution and/or After-Tax Contribution by executing a form approved by the Plan Administrator; provided, however, that any suspension shall be for a period of not less than three (3) months. Such suspension will become effective for the payroll period ending after the date the Employer receives the executed form. Contributions may be resumed following execution of a new salary reduction agreement or written election.


ARTICLE IV  -  ADMINISTRATION OF FUNDS


4.01  Investment of Funds.
      Participant Accounts will be invested as determined by the Plan Trustee, unless the Plan Administrator elects to permit Plan Participants to direct the investment of their Accounts, and directs the Trustees accordingly, in which event such Participant Accounts will be invested as described below and in
Section 4.02 and 4.03. Should individual investment elections be permitted under the plan, then the available investment alternatives may include any or all of the alternatives described below:
      (a) Common or capital stocks, bonds, convertible debentures or preferred stocks, money market investments and other short term corporate and government investments and fixed debt obligations of corporations and of Federal, state, and local governments, or any pooled or mutual fund invested in such instruments.
      (b) One or more guaranteed interest funds which shall be invested under a contract (or contracts) with a bank, or an insurance company licensed in the state in which an office of the Employer is domiciled and whereby terms of such contract guarantee both the repayment of principal and the payment of interest at a pre-determined minimum rate for a fixed period of time. Any such contract is subject to approval of the Plan Administrator and may be renewed or discontinued in its discretion. Should such contract be discontinued and should the Plan Administrator not enter into or instruct the Trustee to enter into a successor contract providing similar guarantees as to principal and interest, then any Participant whose Account was invested under the contract shall be given the opportunity to make a new investment election.

      (c) Any other managed fund which the Plan Administrator deems appropriate for investment of plan assets.
      (d) A fund invested in shares of Common Stock. Any dividends received on such shares shall be reinvested in this fund. Contributions designated for the fund, or dividends paid on shares held in the fund, shall be temporarily invested in a short-term investment fund while the Trustee awaits the opportunity to purchase additional shares. The shares of Common Stock from time to time required to be acquired for the purposes of this Plan shall be acquired by the Trustees by purchase in the open market, or, if applicable, in an internal market maintained by the Company, at prevailing prices, or, if directed by the Company, by contribution in kind or by purchase privately from the Company or any other person at a price per share equal to the closing market price per share at which the shares of Common Stock were sold on the last business day preceding the day of the purchase; it being understood that shares purchased from the Company may be either treasury shares or authorized but unissued shares, if the Company shall make such shares available for that purpose. Timing on purchases or sales of such shares shall be dependent upon liquidity and ability of the Trustee to purchase or sell such shares for cash.


      The Plan Administrator may, in its discretion, discontinue the use of any investment alternatives maintained under the Plan, without obligation to substitute new alternatives, provided that Participants with Accounts invested in a discontinued investment alternative are given an opportunity to make an election to transfer the affected portion of their Accounts to another investment alternative permitted under the Plan.

4.02  Investment Elections.
      If investment elections are permitted, then each Participant will designate in which investment alternative or combination of alternatives he desires his Contributions to be invested; provided, however, that the portion invested in any alternative which he elects shall be one percent (1%) or any multiple thereof, or such other percentage as may be designated by the Plan Administrator.

4.03  Change of Elections.
      Changes in investment elections shall (subject to Section 4.04) be permitted, in the manner specified by the Plan Administrator. Following such procedure, a Participant may alter his election with respect to the investment of his future contributions and/or alter his election with respect to the investment alternatives in which his prior contributions have been invested and may direct the Trustee to transfer all or any portion of the balance in his Account to any investment alternative or combination of alternatives.

4.04  Restrictions on Changes.
      The Plan Administrator may, in its sole discretion, establish restrictions, limitations or prohibitions with respect to changes in investment elections, or transfers, permitted under the Plan. Any such restrictions, limitations, or prohibitions which may apply to elections related to, or transfers among, any or all investment funds maintained under the Plan, shall be communicated in advance of their applicability to Plan Participants, and shall apply in a non-discriminatory manner to all Participants in similar circumstances.

4.05  Allocation of Contributions.
      The Plan Administrator shall allocate Contributions to the Account of each Participant as frequently as is administratively feasible.

4.06  Valuation of Assets.
      As of each Valuation Date, the assets of the Trust shall be valued at fair market value, and any gains or losses shall be allocated to the same investment alternatives in which they arose.

4.07  Voting of Shares.
      If a Participant's Account is invested in Common Stock, before each annual or special meeting of shareholders of the Company, the Company shall cause the Trustee to send to each Participant whose Account is invested in Common Stock, a copy of the proxy solicitation material therefor, together with a form providing confidential instructions to the Trustee on how to vote the shares of Common Stock held within the Participant's Account. Upon receipt of such instructions in conformance with said proxy solicitation material, the Trustee shall vote the shares of Common Stock as instructed. Instructions received from individual Participants by the Trustee shall be held in strictest confidence and shall not be divulged or released to any person, including officers or Employees of an Employer. The Trustees shall vote the shares of Common Stock for which no instructions have been received in the same proportion as the shares for which instructions have been received.

4.08  Tender Offer Procedure.
      In the event an offer is received by the Trustee (including, but not limited to, a tender offer or exchange offer) to purchase any shares of Common Stock held by the Trustee in the Trust, the Company shall cause the Trustee to send to each Participant whose Account is invested in Common Stock such information as will be distributed to shareholders of the Company in connection with such offer, and to notify each Participant in writing of the number of shares of Common Stock which are then credited to such Participant's Account. The Trustee shall provide to each Participant a form requesting confidential directions as to the manner in which the Trustee is to respond to the offer with respect to shares of Common Stock allocated to such Participant's Account. Upon timely receipt of such directions, the Trustee shall respond as directed with respect to the tender or exchange of such shares. Instructions received from individual Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or Employees of an Employer. The Trustee shall not tender or exchange shares of Common Stock allocated to a Participant's Account for which the Trustee has not received directions from the Participant.
      A Participant who has directed the Trustee to tender or exchange shares of Common Stock allocated to such Participant's Account may, at any time prior to the offer withdrawal date, direct the Trustee to withdraw such shares from the offer prior to the withdrawal deadline, in which case the Trustee shall carry out such directive.
      In the event that shares of Common Stock held in a Participant's Account are tendered or exchanged pursuant to this Section 4.08, the proceeds received upon the acceptance of such tender or exchange shall be credited to such Participant's Account, and shall be invested in the manner determined by the Company or as otherwise provided in the Plan.

4.09  ERISA Section 404(c) Plan.
      The Plan is intended to constitute a plan described in Section 404(c) of ERISA and shall be administered in accordance with such intent. Beginning with the Plan Year commencing January 1, 1994, the Plan shall be administered in compliance with Department of Labor Regulations Section 2550.440c-1.

4.10  Confidentiality.
      Information relating to the purchase, holding, and sale of Common Stock in a Participant's Account and the exercise of voting, tender, and similar rights with respect to such stock by Participants and their beneficiaries shall be maintained in accordance with such procedures as the Administrator shall establish designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

4.11  Fiduciary Designation.
      Effective for Plan Years commencing on or after January 1, 1994, the Administrator is designated as the Plan fiduciary responsible for ensuring that the procedures implemented pursuant to Section 4.10 are sufficient to safeguard the confidentiality of information described in that Section, that such procedures are being followed, and that an independent fiduciary is appointed to carry out activities which the Administrator determines involve a potential for undue influence by any Employer upon Participants and beneficiaries with regard to the direct or indirect exercise of shareholder rights with respect to Common Stock. A Participant who gives instructions to the Trustee pursuant to Sections 4.07 and 4.08 shall be deemed to be acting as a "named fiduciary", as such term is defined in Section 402(a)(1) of ERISA.


ARTICLE V  -  RETIREMENT BENEFITS


5.01  Normal Retirement Benefit.
      A Normal Retirement Benefit shall be payable to any Participant upon his Normal Retirement, unless such Participant has elected to receive a Deferred Retirement Benefit. Payment of the Normal Retirement Benefit shall commence no later than 60 days following the last day of the Plan Year in which his Normal Retirement Date occurs.

5.02  Deferred Retirement Benefit.
      If a Participant so elects in writing to defer his receipt of benefits until some date or event after his Normal Retirement Date, a Deferred Retirement Benefit shall be payable to the Participant upon the occurrence of such date or event.

5.03  Disability Retirement Benefit.
      A Disability Retirement Benefit (collectively with Normal Retirement Benefits and Deferred Retirement Benefits "Retirement Benefits") shall be payable to any Participant who has suffered a Disability and who retires from service of the Employer by reason of such Disability, Payment shall commence no later than sixty (60) days following the last day of the Plan Year in which such retirement occurs.

5.04  Payment of Benefits.
      If, at the time a Retirement Benefit is payable, the total value of a Participant's Vested Account Balance is less than $3,500, the Administrator may direct the Trustee to distribute the Participant's Retirement Benefit in a single lump sum, without any requirement for such Participant's consent.
      For Active Participants, benefit payments as mandated by Code Section 401(a)(9) shall not commence later than the April 1st following the calendar year in which the Participant attains age 70 or such later date as permitted under the Code, unless the Participant was (i) over age 70 before January 1, 1988 and was not a 5% owner of the Employer during the Plan Year ending within the calendar year in which the Participant attained age 66, or any subsequent year, or (ii) the Participant made a designation under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, in which event benefit payments may commence after the April 1st following the calendar year in which the Participant reaches age 70 but as soon after the Participant terminates employment as is practical. All distributions required under this Section shall be determined and made in accordance with the proposed or, if applicable, final Treasury Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed or final Treasury Regulations.
      If, at the time a Retirement Benefit is payable, the total value of a Participant's Vested Account Balance is equal to or greater than $3,500, the amount of his Vested Account Balance shall be paid in a lump sum, unless the Participant elects in writing to receive Installment Payments, a Life Annuity, or a Joint-and-Survivor Annuity, in which case payments shall be made accordingly. No less than 30, and no more than 90. days before payment of the Retirement Benefit of a Participant is due to commence, the Employer shall explain to the Participant the material features of, and explain the relative values of, a Joint-and-Survivor Annuity and other forms of benefits available under the Plan. An election may be changed at any time by delivery of a written change to the Administrator, up to the time the Administrator has ordered payment of a Retirement Benefit by the Trustee or has paid for the purchase of an annuity described below.

5.05  Installment Payments
      A Participant may elect to receive his entire Vested Account Balance in up to ten approximately equal annual installments ("Installment Payments"), as elected by the Participant. Until such time as his entire Vested Account Balance has been distributed by such method, the Account will continue to incur appreciation and depreciation, earnings, expenses, and similar adjustments, and the amount of each subsequent installment will reflect a proportional amount of such adjustments.

5.06  Joint-and-Survivor Annuity
      A Participant may elect to receive an annuity, payable monthly, quarterly, semi-annually, or annually at the Participant's option, of a level annual amount for his lifetime, with a provision for continuation of no less than fifty percent (50%), up to one hundred percent (100%), of such amount payable to the Participant's spouse for the duration of the spouse's lifetime after the death of the Participant (a "Joint-and-Survivor Annuity"). The Administrator will purchase the Joint-and-Survivor Annuity from a legal reserve life insurance company in the name of the Participant with the lump-sum value of the Participant's Vested Account Balance. Payments of the annuity shall commence as soon as practicable following the date of such purchase (the "Annuity Starting Date")

5.07  Life Annuity.
      A Participant who is not married at the time payment of his Retirement Benefit is due to commence, or who has received a Spousal Consent or qualifies within one of the exceptions from the requirement for a Spousal Consent set forth in the following paragraph, may elect to receive an annuity, payable quarterly, semi-annually, or annually at the Participant's election, of a level annual amount for his lifetime (a "Life Annuity"). The Administrator will purchase the Life Annuity from a legal reserve life insurance company in the name of the Participant with the lump-sum value of the Participant's Vested Account Balance, and payments shall commence on the Annuity Starting Date.
      If a Participant is married at the time payment of his Retirement Benefit is due to commence, he must receive a Joint-and-Survivor Annuity, in lieu of a Life Annuity, unless (a) the Participant is legally separated from the spouse, by order of a court; (b) the Participant has been abandoned by the spouse, in accordance with local law; (c) the spouse consents in writing to the election of a Life Annuity, within the 90-day period ending on such commencement date (a "Spousal Consent"); (d) if the spouse is not legally competent to give consent, the legal guardian of the spouse, including the Participant if the Participant is such legal guardian, gives such Spousal Consent on behalf of the spouse; or (e) it is established to the satisfaction of the Plan Administrator that Spousal Consent cannot be obtained because the spouse cannot be located. A Spousal Consent must be witnessed by a notary public or by a person so designated by the Plan Administrator. A Spousal Consent shall be irrevocable. Purchase of a Life Annuity on behalf of a Participant in reliance upon information submitted by or on behalf of the Participant, including a form of Spousal Consent, shall discharge the responsibility of the Employer, the Plan Administrator, and the Trustees.

5.08  Additional Allocations on Retirement.
      Any allocation for a Participant, made as of a Valuation Date subsequent to the date of his retirement shall be paid to such Participant, or his Beneficiary, as soon after such Valuation Date as is practical.

5.09  Crediting of Investment Earnings.
      Investment earnings shall be credited to a Participant's Account through the Valuation Date coincident with or last preceding the date that distribution of the Account is made. No earnings shall be credited after such Valuation Date.

5.10  Common Stock.
      A Participant may elect to have the portion, if any, of his Vested Account Balance attributable to a fund invested in Common Stock distributed all in cash or all in kind or in a combination thereof. In the case of an in-kind distribution, the value of fractional shares shall be paid in cash.


ARTICLE VI  -  DEATH BENEFITS


6.01  Death Benefits.
      In the event of the death of a Participant who has not yet received payment of his Vested Account Balance, the Vested Account Balance shall be paid to his Beneficiary in a single lump sum. Any payment under this Section shall be paid as soon as practicable at the Beneficiary's election and no later than five years after the Participant's death. The distribution shall be equal to the Participant's Vested Account Balance as of the Valuation Date coincident with or immediately preceding the date of payment.

6.02  Additional Allocations on Death.
      Any allocation for a Participant, made as of a Valuation Date subsequent to the date of his death, shall be paid to such Participant's Beneficiary as soon after such Valuation Date as is practical.

6.03  Beneficiary Designation.
      "Beneficiary" shall mean the person or persons designated to receive any death benefits which may become payable under the Plan, and shall include any contingent beneficiary.
      If a Participant has a qualified spouse, then such spouse shall automatically be the Beneficiary eligible to receive the Account of the Participant pursuant to the Participant's death, unless the Participant names an alternate Beneficiary, and the qualified spouse has given a Spousal Consent to the Participant's naming of an alternate Beneficiary, which consent must acknowledge the effect of such designation. For purposes of this paragraph, a qualified spouse is a spouse to whom the Participant is married at the date of death and to whom the Participant has been married for at least one year.
Each Participant shall have the right by written notice to the Plan Administrator, in the form prescribed by the Plan Administrator, to designate, and from time to time to change the designation of, one or more Beneficiaries and contingent Beneficiaries to receive any benefit which may become payable under the Plan pursuant to his death, provided his qualified spouse, if any, consents to the designation of an alternate Beneficiary as set forth in the preceding sentence. A qualified spouse may also expressly permit a Participant to subsequently change an alternative Beneficiary designation without any further Spousal Consent.
      If it is established to the satisfaction of the Plan Administrator that there is no qualified spouse or that such spouse cannot be located, an alternative Beneficiary designation will be deemed a proper election without any Spousal Consent.
      Any consent by a qualified spouse obtained under this provision (or establishment that the consent of a qualified spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by the qualified spouse must acknowledge that such spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior beneficiary designation may be made by a Participant without the consent of the qualified spouse at any time before the commencement of benefits. The number of revocations shall not be limited.
      In the event that a Participant who does not have a qualified spouse as described above fails to designate a Beneficiary to receive a benefit under the Plan that becomes payable pursuant to his death, or in the event that the Participant is pre-deceased by all automatic or designated primary and contingent beneficiaries, the death benefit shall be payable to the Participant's estate.


ARTICLE VII  -  VESTING AND SEPARATION FROM SERVICE


7.01  Vesting of Accounts.
      A Participant shall at all times be fully (100%) vested in his Salary Deferral Contribution Account, After-Tax Contribution Account, and Rollover Contribution Account, and in any restoration contributions made pursuant to
Section 7.03.
      A Participant shall be vested in his Matching Employer Contribution Account and his Discretionary Employer Contribution Account based on his Years of Service in accordance with the following table:

                  Years of Service       Vesting Percentage
                  Less than 2                    0%
                  2 but less than 3             50%
                  3 but less than 4             75%
                  4 or more                    100%

      Notwithstanding the foregoing, an Active Participant shall be fully (100%) vested in his entire Account at his Normal Retirement Date, the date of his retirement due to Disability, or the date of his death.
      Notwithstanding the foregoing, where government regulations, including the Federal Procurement Regulations and agency supplemental procurement regulations, or contracts issued by government agencies require, for Participants who are subject to such regulation or contract, that so much of the Participant's Account as is attributable to a period of service when the Participant is performing a government contract shall be 100% vested for any such Participant who has completed one Year of Service, then each such Participant shall be 100% vested in that portion of his Account attributable to contributions for the period during which he is subject to such regulation or contract, upon completion of one Year of Service. However, if for any Plan Year the application of the preceding sentence would result in discrimination in favor of Highly-Paid Employees in violation of Code Section 401(a)(4), then for such Plan Year the preceding sentence shall not apply to any such Highly-Paid Employee.

7.02  Payment of Benefits to Terminated Participants.
      An Active Participant who is vested in any portion of his Account and terminates employment prior to his Normal Retirement Date shall be deemed a Terminated Vested Participant. Payment of his Vested Account Balance shall be made in a single lump sum no later than sixty (60) days following the Valuation Date coincident with or next following the Participant's Normal Retirement Date. However, any such Participant may elect in writing that payment of his vested Account be made as of any Valuation Date coincident with or following the date of his termination of employment, provided that he makes such election on or before the applicable Valuation Date.
      A Terminated Vested Participant's Account shall continue to be credited with investment earnings through the last Valuation Date coincident with or immediately preceding the date that payment of the Account is made. No earnings shall be credited after such Valuation Date.
      If, after a Participant terminates employment, the total value of his Vested Account Balance is $3,500 or less, the Administrator may direct the Trustee to cash-out the Participant's entire Vested Account Balance in a single lump sum after the Valuation Date coincident with or following the date of his or her termination of employment, without any requirement for such Participant's consent. and regardless of any election to the contrary by the Participant

7.03  Re-employment After Distribution and Restoration of Contributions.
      Any former Participant who once again qualifies as an Active Participant and who has received a distribution of any portion of his Account attributable to his prior participation in this Plan may restore to the Trustee the full amount of the distribution he previously received which was derived from Employer Contributions. In order to reinstate his full Matching or Discretionary Employer Contribution Account, a re-employed Participant must repay the full amount of the distribution from such Accounts prior to the earlier of (i) the fifth anniversary of the date such participant is re-employed or (ii) five consecutive twelve-month Breaks-in-Service after the date of distribution. Any Participant who fails to make his restoration contribution within such time period shall waive his right to the portion of his Account which was not vested when he received his distribution.


ARTICLE VIII  -  WITHDRAWALS AND LOANS


8.01  Withdrawals While Employed.
      In-service withdrawals may be made by Active or Inactive Participants, but not by Terminated Vested Participants, upon 15 days' written notice, as permitted below, but not more frequently than once per calendar month, in the following order:
      (a) A Participant may withdraw all or any portion of his After-Tax Contribution Account as follows. Such withdrawal shall come first from After-Tax Contributions made prior to January 1, 1987. Next, such withdrawal shall be allocated proportionately between the Participant's After-Tax Contributions made after December 31, 1986 and the investment earnings on such contributions. A Participant may then withdraw the investment earnings on his After-Tax Contributions made prior to January 1, 1987.
      (b) After a Participant has withdrawn all of his After-Tax Contributions Account, if any, he may withdraw all or any portion of so much of his vested Matching Employer Contribution Account, Rollover Contribution Account, and/or vested Employer Discretionary Contribution Account as has been in such Account(s) for a period of at least two years.
      (c) A Participant may withdraw all or any portion of (i) his Salary Deferral Contribution Account for any reason after he has attained Age 59 and prior to Age 59 solely in the event of a financial hardship and then solely to the extent required to satisfy the hardship. The amount that may be distributed due to a hardship may include the amount necessary to pay income taxes or penalties resulting from the distribution. Such hardship must be an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Expenses in connection with a death in a Participant's immediate family would constitute such an immediate and heavy financial need and the following conditions would automatically be deemed an immediate and heavy financial need:
            (i) medical expenses as described under Code Section 213(d) incurred by the Participant, his spouse, or his dependents or obtainment of medical care if the withdrawal is necessary for such persons to obtain medical care;
            (ii) costs directly related to the purchase of a primary residence (excluding mortgage payments);
            (iii) payment of tuition or related educational fees for the next twelve months of post-secondary education for the Employee, his spouse, or his dependents;
            (iv) payment to prevent eviction of the Participant from a primary residence or foreclosure of mortgage on his primary residence; and
            (v) any other occurrence as authorized by Treasury Regulations, Rulings, Notices, and other documents of general applicability.
      A Participant must submit a written certification on the form prescribed by the Plan Administrator that the hardship distribution is necessary to satisfy an immediate and heavy financial need. The written certification must indicate that the need cannot reasonably be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the employee's assets, by cessation of Salary Deferral Contributions or After Tax Contributions (if applicable) under the Plan, by other distributions or nontaxable loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. The Employer must not have actual knowledge to the contrary that the need cannot reasonably be relieved as described above.
      A Participant may not withdraw any investment earnings included in his Salary Deferral Contribution Account which were accumulated after December 31, 1988, or any Qualified Non-elective Contributions (including investment earnings), unless he has attained Age 59.
      A Participant may not withdraw any portion of his Matching Employer Contribution Account, except as set forth in (b) above, or his Discretionary Employer Contribution Account for any reason prior to his retirement or other termination of employment.
      In no event will any hardship withdrawal of Salary Deferral Contributions be granted until any applicable distributions and loans have been taken from this Plan and from all other qualified retirement plans of the Employer.
      Upon a withdrawal for financial hardship, the Participant's Salary Deferral Contributions shall be suspended for a minimum period of twelve months, and the Participant shall not, for such period, be permitted to make any elective contribution to any qualified or non-qualified deferred compensation plan of the Employer, including any defined benefit retirement plan or any stock option, stock purchase, or similar plan, but not including contributions to a health or welfare benefit plan.. In addition, for the taxable year following the year in which such a withdrawal is made, the Participant's elective contributions to this and all other contributory plans maintained by the Company, if any, shall be subject to the applicable limit under Code Section 402(g) for that year minus the Participant's elective contributions for the year of the hardship withdrawal.

8.02  Loans.
      (a) Loans to Active or Inactive Participants, but not Vested Terminated Participants, from their Accounts in amounts of not less than $1,000 shall be allowed upon 15 days' written notice. No more than two Plan loans may be outstanding to each Participant at any time.
      (b) No Participant shall, under any circumstances, be entitled to loans in excess of the lesser of (i) 50% of his Vested Account Balance, excluding any portion thereof held in the form of Common Stock and excluding the amount of his After-Tax Contribution Account, as of the Valuation Date coincident with or immediately preceding the date on which the loan is made, and (ii) $50,000 less the highest outstanding loan balance over the 12-month period immediately preceding the issuance of the loan. For purposes of this paragraph, all outstanding loans to a Participant under this Plan or any other qualified retirement plan of the Employer shall be aggregated.
      (c) Any loan to a Participant shall be evidenced by the Participant's promissory note and secured by the pledge of the Participant's Account in the Trust Fund and by the pledge of such further collateral as the Trustee deems necessary or desirable to assure repayment of the borrowed amount and all interest payable thereon in accordance with the terms of the loan.
      (d) Interest shall be charged at an annual rate equal to the prime interest rate in effect as of the date the loan is processed, plus one percent (1%). The rate may be revised from time to time, but no more frequently than quarterly. The Administrator shall have sole discretion in determining the interest rate, and its decision shall be final and binding. Principal repayments and interest payments shall be credited to the Account of the Participant to whom the loan was made.
      (e) Loans shall be for such term as the Participant elects, except that loans shall not be for a period of less than one year or in excess of five years unless they are made for the purposes of purchasing the primary residence of the Participant. In no event shall a loan be for a period in excess of 30 years or such longer period of time as established by the Administrator to be used on a uniform and non-discriminatory basis.
      (f) Loans shall be repaid in approximately level installments made no less frequently than quarterly. The Plan Administrator may require that loans be repaid by payroll deduction or any other convenient manner. The manner and frequency of payment shall be determined by the Plan Administrator.
      (g) If not previously repaid in full, the unpaid portion of any outstanding loans (including interest thereon) shall be deducted at the time of a distribution due to retirement, death, disability, or other termination of employment, from the amount of the Account otherwise available to pay or purchase any benefit to which a Participant (or his beneficiary) is entitled under this Plan, and any other security pledge shall be sold as soon as is practicable after such default by the Trustee at private or public sale. The proceeds of such sale shall be applied first to pay the expenses of conducting the sale, including reasonable attorney's fees, and then to pay any sums due from the borrower to the Trust Fund, with such payment to be applied first to accrued interest and then to principal. The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.
      (h) If a required periodic payment is not made within 60 days of the date it was due, this shall be deemed a default, but foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.


ARTICLE IX  -  ADMINISTRATION


9.01  Plan Administrator.
      The Plan shall be administered by the Company in accordance with its provisions and for purposes of such Plan administration the Company is hereby deemed to be Plan Administrator within the meaning of ERISA. All aspects of Plan administration shall be the responsibility of the Plan Administrator, except those specifically delegated to the Trustees or other parties in accordance with provisions of the Plan or Trust Agreement.

9.02  Administrative Procedures.
      The Administrator shall have discretionary authority based on a reasonable interpretation of the Plan to determine the eligibility for benefits and the benefits payable under the Plan, and shall have discretionary authority to construe all terms of the Plan, including uncertain terms, to determine questions of fact and law arising under the Plan and make such rules as may be necessary for the administration of the Plan. Any determination by the Plan Administrator shall be given deference in the event it is subject to judicial review, and shall be overturned only if it is arbitrary and capricious or an abuse of discretion. The Administrator may require Participants to apply in writing for benefits hereunder and to furnish satisfactory evidence of their date of birth and such other information as may from time to time be deemed necessary.
      The Plan Administrator shall appoint such Trustees, investment managers, or other professional advisors as the Administrator, in its sole discretion, deems necessary or appropriate.

9.03  Other Plan Administrator.
      Anything to the contrary notwithstanding, the Company may appoint a committee or an individual or individuals, whether or not employed by an Employer, to carry out any of the duties of the Plan Administrator. Such duties may include, but are not limited to, determining the eligibility of any Employee for any benefits and the amount of such benefits under the Plan, maintaining custody of all documents and elections made by an Employee, directing the investment of any payment made by an Employer within any limits which may be imposed by the Employer, and retaining suitable agents and advisors. Any committee or individual shall be considered an agent of the Employer with respect to the Plan and shall be indemnified by the Employer against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act, except when the same is determined to be due to the gross negligence or willful misconduct of such individual or a member of a committee.

9.04  Claims Procedures.
      (a) If a Participant or Beneficiary (hereinafter referred to as "Claimant") is denied any vested benefits under this Plan, either partially or in total, the Plan Administrator shall advise the Claimant of the method of computation of his benefit, if any, and the specific reason for the denial. The Administrator shall also furnish the Claimant at that time with:
            (i)   a specific reference to pertinent Plan provisions,
            (ii) a description of any additional material or information necessary for the Claimant to perfect his claim, if possible, and an explanation of why such material or information is needed, and
            (iii) an explanation of the Plan's claim review procedure.
      (b) Within 60 days of receipt of the information stated in (a) above, the Claimant shall, if he desires further review, file a written request for reconsideration with the Administrator.
      (c) So long as the Claimant's request for review is pending (including the 60 day period in (b) above), the Claimant or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Administrator.
      (d) A final and binding decision shall be made by the Administrator within 60 days of the filing by the Claimant of his request for reconsideration, provided, however, that if the Administrator, in its discretion, determines that a hearing with the Claimant or his representative present is necessary or desirable, this period shall be extended an additional 60 days.
      (e) The Administrator's decision shall be conveyed to the Claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based.

9.05  Expenses.
      Expenses incidental to loans shall be paid by the borrower. Brokerage fees attributable to individually directed transactions may be charged to the Account of the Participant directing such transaction. Other expenses of the Plan shall be paid from the Trust Fund unless the Employer elects to pay such expenses.


ARTICLE X  -  AMENDMENT, TERMINATION, AND MERGERS


10.01 Amendment.
      The provisions of this Plan may be amended at any time and from time to time by action of the Board of Directors; provided, however, that:
      (a) no amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of such party;
      (b) no amendment shall deprive any Participant or beneficiary of a deceased Participant of any of the benefits to which he is entitled under this Plan with respect to contributions previously made, nor shall any amendment decrease the balance in any Participant's Account. For purposes of this paragraph, a plan amendment which has the effect of decreasing the balance of a Participant's Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit;
      (c) no amendment shall provide for the use of funds or assets held to provide benefits under this Plan other than for the benefit of Employees and their beneficiaries or provide that funds may revert to the Employer except as permitted by law; and
      (d) no amendment may change the vesting schedule with respect to any Participant, unless each Participant with three or more Years of Service is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine his vested benefit. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:
            (i)   60 days after the amendment is adopted;
            (ii)  60 days after the amendment becomes effective; or
            (iii) 60 days after the Participant is issued written notice of the amendment by the Board of Directors.
      In the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the non-forfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.
      Each amendment shall be approved by the Board of Directors by resolution and shall be filed with the Trustee.

10.02 Plan Termination.
      (a) Right Reserved. While it is the Company's intention to continue the Plan indefinitely, the right is, nevertheless, reserved to terminate the Plan in whole or in part by action of the Board of Directors. Termination or partial termination of the Plan shall result in full and immediate vesting of each affected Participant in his entire Account, and there shall not thereafter be any forfeitures with respect to any Participant for any reason. Notwithstanding any other provision of this Plan, complete or partial termination of the Plan shall not be conditioned solely upon any resolution or other action of the Company, the Board of Directors or any other party.
      (b) Effect on Retired Persons, etc. Termination of the Plan shall have no effect upon payment of benefits due to former Participants, their beneficiaries, and their estates. The Trustee shall retain sufficient assets to complete any such payments due and shall have the right, including the right to accelerate Installment Payments without the consent of the Participant, upon direction by the Employer, to make such payments as of the effective date of the Plan termination.
      (c) Effect on Remaining Participants, etc. The Company shall instruct the Trustees either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) to pay over to each Participant (and vested former Participant) the value of his Vested Account Balance, and to thereupon dissolve the Trust.
      Upon termination of this Plan, if the Company or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Account may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), then the Participant's Account will be transferred, without the Participant's consent, to the other plan if She Participant does not consent to an immediate distribution.

10.03 Permanent Discontinuance of Employer Contributions
      While it is the Company's intention to make substantial and recurrent contributions to the Trust Fund pursuant to the provisions of this Plan, the right is, nevertheless, reserved to at any time permanently discontinue Employer contributions. Such permanent discontinuance shall be established by resolution of the Board of Directors and shall have the effect of a termination of the Plan, except that the Trustee shall not have authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund pursuant to
Section 10.02(c).

10.04 Suspension of Employer Contributions.
      The Employer shall have the right at any time, and from time to time, to suspend Employer contributions to the Trust Fund pursuant to this Plan. Such suspension shall have no effect on the operation of the Plan unless the Board of Directors determines by resolution that such suspension shall be permanent. A permanent discontinuance of contributions will be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

10.05 Mergers and Consolidations of Plans.
      In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, etc., in the Plan in which he was then a Participant (had such Plan been terminated at that time). For the purposes hereof, former Participants and beneficiaries shall be considered Participants.

10.06 Former Participants in Merged Plans
      Notwithstanding any other provision of this Plan, in the case of a Participant who was a participant in a Merged Plan, such Participant shall be entitled to all benefits as to contributions made to such Merged Plan, including all forms of benefits to which he was entitled under the Merged Plan and all credit for Service toward vesting of Accounts, and the Plan Administrator is authorized to make such interpretations and such exceptions, on a non-discriminatory basis, as will prevent such merger from decreasing the benefits due to any such Participant which are attributable to the time of his participation in the Merged Plan.


ARTICLE XI  -  MISCELLANEOUS PROVISIONS


11.01 Non-Alienation of Benefits.
      None of the payments, benefits, or rights of any Participant or beneficiary shall be subject to any claim of any creditor, and in particular, to the fullest extent permitted by law, all such payments, benefits, and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant or beneficiary. Notwithstanding the foregoing, the Plan Administrator shall assign or recognize an alternate payee with respect to all or a portion of a Participant's benefit, as may be required in accordance with a QDRO. The Administrator shall develop such guidelines and procedures as it deems appropriate to determine, in accordance with Section 414 of the Code, and regulations issued pursuant thereto, whether, and in what manner, to comply with any document it receives which is intended to be a QDRO. No Participant or beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinbefore provided.

11.02 No Contract of Employment.
      Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust, or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

11.03 Severability of Provisions.
      If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

11.04 Heirs, Assigns, and Personal Representatives.
      This Plan shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties, including each Participant and beneficiary, present and future.

11.05 Headings and Captions.
      The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

11.06 Gender and Number.
      Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

11.07 Funding Policy.
      The Plan Administrator, in consultation with the Company, shall establish and communicate to the Trustees a funding policy consistent with the objectives of this Plan and of the corresponding Trust. Such policy shall reflect due regard for the emerging liquidity needs of the Trust. Such funding policy shall also state the general investment objectives of the Trust and the philosophy upon which maintenance of the Plan is based.

11.08 Title to Assets.
      No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

11.09 Payment to Minors, etc.
      Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustees, the Plan Administrator, the Employer and all other parties with respect thereto.

11.10 Situs.
      This Plan shall, to the extent not pre-empted by ERISA or other Federal law, be construed according to the laws of the Commonwealth of Virginia, where such state statutes may be applicable to an employee benefit plan.


ARTICLE XII  -  TOP-HEAVY PROVISIONS


12.01 Top-Heavy Plan.
      For any Plan Year commencing in 1984 or thereafter, the Plan shall be a Top-Heavy Plan, as such term is defined under Section 416 of the Internal Revenue Code, if the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 60% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, determined as of the Determination Date immediately preceding such Plan Year. If the Plan is a Top-Heavy Plan for a Plan Year and, as of the Determination Date immediately preceding such Plan Year, the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds 90% of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, then the Plan shall be a Super Top-Heavy Plan for such Plan Year. For such purposes, the terms "Key Employees" and "Group Participants" shall include all persons who are or were Key Employees or Group Participants during the Plan Year ending on such Determination Date or during any of the four (4) immediately preceding Plan Years.
      The value of Accounts and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in
Section 416 of the Code for the first and second plan years of a defined benefit plan. The Accounts and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of Accounts and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.
      The accrued benefit of a participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code.
      For purposes of this Article, the following definitions shall apply in addition to those set forth in Article I:
      "Affiliated Employer Group" shall mean the Employer and each other employer which must be aggregated with the Employer for purposes of Sections 414(b), 414(c) or 414(m) of the Code.
      "Aggregated Plans" shall mean (i) all plans of the Employer or an Affiliated Employer Group which are required to be aggregated with the Plan, and (ii) all plans of the Employer or an Affiliated Employer Group which are permitted to be aggregated with the Plan and which the Plan Administrator elects to aggregate with the Plan, for purposes of determining whether the Plan is a Top-Heavy Plan. A plan shall be required to be aggregated with the Plan if such plan includes as a participant a Key Employee (and the beneficiary of such employee) or if such plan enables any plan of the Employer or of a member of the Affiliated Employer Group in which a Key Employee participates to qualify under Section 401(a)(4) or Section 410 of the Code. A plan of the Employer or the Affiliated Employer Group shall be permitted to be aggregated with the Plan if such plan satisfies the requirements of Sections 401(a)(4) and 410 of the Code, when considered together with the Plan and all plans which are required to be aggregated with the Plan. No plan shall be aggregated with the Plan unless it is a qualified plan under Section 401 of the Code. The required aggregation group shall include plans terminated within the five year period ending on the Determination Date.
      "Annual compensation" shall mean compensation as defined in Section 415(c)(3) of the Code but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.
      "Determination Date" shall mean the date as of which it is determined whether a plan is a Top-Heavy Plan or Super Top-Heavy Plan for the Plan Year immediately following such Determination Date. The Determination Date for the Plan shall be:
      (a)   in the case of a defined benefit plan, the date as    of which the
actuarial valuation of the Plan, as used for determination of minimum funding standards under Section 412 of the Code, is performed; and
      (b) in the case of a defined contribution plan, the last day of the Plan Year.
      "Group Participant" shall mean anyone who is or was a participant in any plan included in the Aggregated Plans during the Plan Year which includes the Determination Date or any of the four (4) immediately preceding Plan Years, and who received compensation from an Employer during the five (5) year period ending on the Determination Date. Any beneficiary of a Group Participant who has received, or is expected to receive, a benefit from a plan included in the Aggregated Plans shall be considered a Group Participant solely for purposes of determining whether the Plan is a Top-Heavy Plan or Super Top-Heavy Plan.
      "Key Employee" shall mean any employee or former employee of the Employer or of an Affiliated Employer Group who during the Plan Year which includes the Determination Date, or during any of the four (4) Plan Years immediately preceding such Plan Year, was:
      (a) an officer of the Employer whose compensation is at least $45,000 (or such higher amount as is permitted in accordance with the Code); or
      (b)   a five percent (5%) owner of the Employer; or
      (c) a one percent (1%) owner of the Employer whose total annual compensation from the Affiliated Employer Group exceeds $150,000; or
      (d) an employee whose compensation equals or exceeds $30,000 (or such higher amount as may be defined under Section 415(c)(1)(A) of the Code), and whose ownership interest in the Affiliated Employer Group is among the ten largest.
      In no event shall a partner of an employer be considered an officer under paragraph(a) above. Further, the number of officers counted under (a) above as of any Determination Date shall not exceed the lesser of:
            (1) the greater of (i) ten percent (10%) of the total number of employees of the Affiliated Employer Group, and (ii) three ; and
            (2)   50.
      If the application of the preceding paragraph results in a reduction in the number of officers to be included as Key Employees, then individuals who are officers shall be eliminated from the group of Key Employees beginning with the individual who had the lowest one-year compensation in the five (5) year period including the Plan Year which includes the Determination Date, and the four (4) immediately preceding Plan Years, and eliminating each individual with the next higher one-year compensation in such period, until the maximum number of officers remain in the Key Employee group.
      In addition, the beneficiary of a Key Employee shall be deemed to be a Key Employee.
      "Non-Key Employee" shall mean an Employee who is not a Key Employee. An Employee who was a Key Employee in a previous Plan Year but who is no longer a Key Employee in the current Plan Year, shall not be considered a Non-Key Employee for the current Plan Year.
      "Value of Accumulated Benefits" shall mean:
      (a) In the case of a Group Participant or beneficiary covered under a defined benefit plan, the sum of
            (i) the present value of the accrued pension benefit (as such term is defined under the applicable plan) of the Group Participant or beneficiary determined as of the Determination Date using reasonable actuarial assumptions as to interest and mortality, and taking into account any non-proportional subsidies in accordance with regulations issued by the Secretary of the Treasury; plus
            (ii) the sum of any amounts distributed to the Group Participant and his beneficiary during the plan year ending on the Determination Date and during the four (4) immediately preceding plan years.
      (b) In the case of a Group Participant or beneficiary covered under a defined contribution plan, the sum of the accounts of the Group Participant or beneficiary under the plan as of the plan's Determination Date derived from:
            (i) employee contributions credited to such accounts and investment earnings thereon; and
            (ii) employer contributions credited to such accounts and investment earnings thereon; and
            (iii) rollover contributions made prior to January 1, 1984, and investment earnings thereon; and
            (iv) any contributions which would have been credited to such accounts on or before the Determination Date, but which were waived as provided under the Code and resulted in a funding deficiency; and
            (v) any amount distributed from the accounts described in (i) through (iv) above during the Plan Year ending on the Determination Date, and the four (4) immediately preceding Plan Years.

      If the Plan is determined to be a Top-Heavy Plan or Super Top-Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in the remainder of this Article for the Plan Year next following such Determination Date. If, as of a subsequent Determination Date, the Plan is determined to no longer be a Top-Heavy Plan or Super Top-Heavy Plan, then the rules set forth in the remainder of this Article shall no longer apply, except where expressly indicated otherwise. Notwithstanding the foregoing, if the Plan changes from being a Super Top-Heavy Plan to a Top-Heavy Plan, the rules applicable to a Top-Heavy Plan shall apply.
      "Year of Super Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Super Top-Heavy Plan.
      "Year of Top-Heavy Service" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Top-Heavy Plan.

12.02 Minimum Contributions or Benefits.
      For any Plan Year in which the Plan is a Top-Heavy Plan the minimum rate of contributions and forfeitures allocated to the account of any Participant shall be the lesser of:
      (a) The highest rate of employer contributions and forfeitures (determined as a percentage of compensation as defined under Section 415 of the Code) allocated to the account of any Key Employee; and
      (b)   3% of such compensation.
      Notwithstanding the above paragraph, if a Participant is also a participant in another defined contribution plan of the Affiliated Employer Group, all or a portion of the minimum allocation described above may be provided under such other plan and the minimum allocation provided under this Plan shall be eliminated or reduced accordingly. If the Employee is a Participant in one or more defined benefit plans of the Affiliated Employer Group, all or a portion of the minimum required benefits or allocations under
Section 416 of the Code may be provided under such plans as set forth in regulations issued by the Secretary of the Treasury, and the minimum allocation provided in the preceding paragraph shall be eliminated or reduced accordingly. Employer contributions resulting from a salary reduction election by an Employee shall not be counted toward meeting the minimum required allocations under this Section. Matching Employer Contributions may be used to satisfy the minimum required allocations under this Section, if such contributions are not counted under the ACP test described in Section 3.06.
      Participants who are Non-Key Employees and who are not separated from service as of the last day of the Plan Year, and who have (1) failed to complete 1000 Hours of Service (or the equivalent), (2) declined to make mandatory contributions to the Plan, or (3) been excluded from the Plan because such individual's compensation is less than a stated amount, are considered Participants solely for purposes of this Section.
      The minimum allocation required (to the extent required to be non-forfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D).

12.03 Adjustment to Maximum Benefits.
      If the Plan is a Top-Heavy Plan for any Plan Year, then the maximum benefit which can be provided under Section 3.10 shall be determined by substituting "1.00" for "1.25" in the applicable fractions. However, if the Plan is not a Super Top-Heavy Plan for such Plan Year, than the preceding sentence shall not apply provided that "4%" (or such higher rate as is required by Treasury Regulations) is substituted for "3%" in the first paragraph of Section 12.02.

12.04 Minimum Vesting
      If the Plan is determined to be a Top-Heavy Plan for any Plan Year, then an Active Participant's vested interest in his Account determined as of the first day of such Plan Year, and determined as of any future date while the Plan continues to be a Top-Heavy Plan, shall be no less than as determined under the following Table:

            Years of Service      Vesting Percentage
            Less than 2 years             None
            2 but less than 3             20%
            3 but less than 4             40%
            4 but less than 5             60%
            5 but less than 6             80%
            6 years or more              100%

      If the Plan subsequently is determined to no longer be a Top-Heavy Plan, then the above minimum vesting schedule shall not apply to any portion of a Participant's Account which is accrued after the first day of the first Plan Year in which the Plan is no longer a Top-Heavy Plan, provided that the Account for any Participant with three (3) or more Years of Service as the first date as of which the Plan is no longer a Top-Heavy Plan shall continue to be vested in accordance with a schedule not less than the minimum vesting schedule applicable during the period that the Plan was a Top-Heavy Plan.
      The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the effective date of section 416 and benefits accrued before the Plan became top-heavy.
12.05 Discontinuance of Article.
      In the event that the provisions of this Article are no longer required to qualify the Plan under the Code, then this Article XII shall thereupon be void without the necessity of further amendment of the Plan.


      IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Company has caused this instrument to be executed by a duly authorized officer as of this 8th day of November, 1994.


                              DYNCORP


                              By:   H. Montgomery Hougen
                                    H. Montgomery Hougen
                                    Vice President & Corporate Secretary


AMENDMENT NO. ONE
TO THE
DYNCORP SAVINGS AND RETIREMENT PLAN


The DynCorp Savings and Retirement Plan is hereby amended in the following respects, effective as provided below:


(A)   Section 1.01(f) is deleted in its entirety effective as of July 1, 1995.

(B) Section 1.07 of the Plan is amended, effective as of July 1, 1995, to read in its entirety as follows:

"1.07
"Company Stock" or "Common Stock" means shares of common stock of the Company."

(C)Section 1.07A is added to the Plan, effective as of July 1, 1995 to read in its entirety as follows:

"1.07A "Company Stock Fund" means an investment fund primarily invested in Company Stock.

(D) Section 1.10 is amended, effective as of January 1, 1995, to read in its entirety as follows:

      "1.10 "Contribution Percentage" shall mean the percentage determined by dividing (i) the sum of the Salary Deferral Contribution, After-Tax Contribution, Matching Employer Contribution, and any Qualified Non-elective Contribution used to satisfy the non-discrimination requirements of Section
3.06 or any combination of such Contributions, whichever is applicable, made by or on behalf of a Participant for the applicable period by (ii) his compensation, as defined under Code Section 414(s), earned while eligible to participate in the Plan. "ADP" shall sometimes be used herein to refer to the average Contribution Percentage with respect to Salary Deferral Contributions or amounts treated as Salary Deferral Contributions. "ACP" shall sometimes be used herein to refer to the average Contribution Percentage with respect to Matching Employer Contributions and After-Tax Contributions, if applicable."

(E) Section 1.16 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "1.16 "Entry Date" shall mean, prior to July 1, 1995, the first day of each calendar month. On and after July 1, 1995, the term Entry Date shall mean the first day of each payroll period."

(F) Section 1.20A is added to the Plan, effective as of July 1, 1995, to read in its entirety as follows:

"1.20A "Internal Market" means an arrangement administered and maintained by the Company whereby individuals desiring to sell Company Stock and individuals desiring to purchase Company Stock who are designated by the Company as eligible to participate in the arrangement may execute sales and purchases of Company Stock at a price established by the Board of Directors."

(G) Section 1.22A is added to the Plan, effective as of July 1, 1995, to read in its entirety as follows:

      "1.22A "Non-Company Stock Investment Fund" means an investment fund primarily invested in assets other than Company Stock."

(H) Section 1.26 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "1.26 "Plan" shall mean the DynCorp Savings and Retirement Plan as set forth herein, and as the same may from time to time hereafter be amended. The Plan is a "profit sharing plan" as described in regulations under Section 401(a) of the Code."

(I) Section 1.35 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "1.35 "Valuation Date" shall mean the last day of each Plan Year and any other date as of which the Plan Administrator elects to make a valuation of Plan Accounts. On and after July 1, 1995, the term Valuation Date shall mean with respect to portions of Plan Accounts invested in the Company Stock Fund, the last day of each calendar quarter and any other date as of which the Plan Administrator elects to make a valuation of such portions of Plan Accounts."

(J) Section 2.01 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "2.01 Initial Eligibility.

      Each Eligible Employee who is a Participant immediately prior to the effective date of this amended and restated Plan shall continue to participate as of such effective date. Each other Employee shall be eligible to become a Participant on the first Entry Date following the date he first becomes an Eligible Employee."

(K) The following paragraph is added to the end of Section 3.01, effective as of January 1, 1989:

      "Any Matching Employer Contributions attributable to Excess Elective Deferrals, with the income allocable to such Matching Employer Contributions calculated in accordance with regulations under Section 401(m) of the Code, shall be withdrawn from the affected Participant's Matching Employer Contribution Account and used by the Employer as future Matching Employer Contributions or Discretionary Employer Contributions."

(L) Section 3.03 is amended, effective as of July 1, 1995, to read in its entirety as follows:

3.03  Method of Contribution/Change of Contribution Rate.

      Salary Deferral and After-Tax Contributions may be made by periodic payroll deductions or on such other basis as shall be determined from time to time by the Plan Administrator. Nothing contained herein shall preclude the Plan Administrator from not allowing Salary Deferral or After-Tax Contributions to be made by any Participant in accordance with Section 3.06 or from limiting the number of payroll periods in a Plan Year during which such Contributions are permitted. A Participant may elect an increase or decrease in his Salary Deferral Contributions or After-Tax Contributions, provided that such election is made in the manner and within the time prescribed by the Plan Administrator. Such election shall become effective as soon as practicable after notice of the election is received by the Plan Administrator or its delegate.

      A Participant may elect to suspend all of his Salary Deferral Contributions or After-Tax Contributions provided such election is made in the manner and within the time prescribed by the Plan Administrator. Such suspension shall become effective as soon as practicable after notice of the Participant's election is received by the Plan Administrator or its delegate. Any suspension of contributions pursuant to this Section shall continue for a period of not less than 3 months. A Participant may elect to resume contributions in the manner prescribed by the Plan Administrator.

      No contributions may be made by or on behalf of any Participant during any period that he is receiving long term disability benefits or worker's compensation benefits or while the Participant is on a leave of absence for which no Compensation is being paid from the Employer."

(M) Section 3.04 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "3.04  Matching Employer Contributions.

      The Employer, at its discretion, shall make a Matching Employer Contribution with respect to those Salary Deferral Contributions made on and after July 1, 1995 by each Participant who has directed the investment of such Salary Deferral Contributions in the Company Stock Fund. The Matching Employer Contribution for each calendar quarter will equal 100% of the first 1% of the Participant's Compensation for the quarter contributed on the Participant's behalf as a Salary Deferral Contribution and 25% of the next 4% of the Participant's Compensation for the calendar quarter so contributed.
The Employer may make Matching Employer Contributions in the form of cash, Company Stock or a combination thereof.

      Notwithstanding any provision of this Section to the contrary, the Employer shall, at its discretion, make a Matching Employer Contribution for the calendar quarter with respect to each Participant who is employed by a participating Employer that on or after July 1, 1995 does not make Matching Employer Contributions in the form of Company Stock, in an amount equal to 100% of the first 1% of the Participant's Compensation for the quarter contributed on the Participant's behalf as a Salary Deferral Contribution and invested in the Company Stock Fund; 25% of the next 4% of the Participant's Compensation for the calendar quarter so contributed and invested; 100% of the first 2% of the Participant's Compensation for the quarter contributed on the Participant's behalf as a Salary Deferral Contribution and invested among Non-Company Stock Investment Funds; and 50% of the next 6% of the Participant's Compensation so contributed and invested. Notwithstanding the foregoing, in no event shall a Matching Employer Contribution exceed 5% of a Participant's Compensation for a calendar quarter with any limitation on Matching Employer Contributions applied first with respect to Matching Employer Contributions on Salary Deferral Contributions invested in the Non-Company Stock Investment Funds."

(N)   The following shall be substituted for the last six paragraphs of
Section 3.06, effective as of January 1, 1989:

      "Excess Contributions (adjusted for income or loss) shall be returned to affected Highly-Paid Employees, to the extent not recharacterized. In addition, any Matching Employer Contributions attributable to returned Excess Contributions (adjusted for income or loss in the manner described in regulations under Section 401(m) of the Code) shall be withdrawn from the affected Participants' Matching Employer Contribution Accounts and used to reduce future Employer contributions.

      Excess Aggregate Contributions (adjusted for income or loss) that are After-Tax Contributions shall be returned to affected Highly-Paid Employees. Any Matching Employer Contributions attributable to returned After-Tax Contributions (adjusted for income or loss in the manner described in regulations under Section 401(m) of the Code) shall be withdrawn from the affected Participants' Matching Employer Contribution Accounts and used to reduce future Employer contributions.

      Excess Aggregate Contributions (adjusted for income or loss) that are Matching Employer Contributions not attributable to returned After-Tax Contributions, shall be distributed to affected Highly-Paid Employees to the extent vested. To the extent such Matching Employer Contributions are not vested they shall be withdrawn from the affected Participants' Matching Employer Contribution Accounts and used to reduce future Employer contributions.

      The return of Excess Contributions and Excess Aggregate Contributions shall occur within 12 months following the end of the Plan Year in which the nondiscrimination tests described in this Section are not satisfied and shall be accomplished by a reduction in the respective Accounts' investments in the Plan's investment funds in amounts determined by the Administrator.

      In the event that this Plan satisfies the requirements of Sections 401(k), 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section
3.06 shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) or 401(m) of the Code only if they have the same Plan Year.

      The ADP for any Participant who is a Highly-Paid Employee for the Plan Year and who is eligible to have Salary Deferral Contributions (or amounts treated as Salary Deferral Contributions for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in
Section 401(k) of the Code that are maintained by the Employer, shall be determined as if such Contributions were made under a single arrangement. If a Highly-Paid Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

      In lieu of applying the nondiscrimination test described in this Section to a single group composed of all Eligible Employees as of the end of the Plan Year, the Administrator may elect to separately apply the test to two groups of Eligible Employees: one group consisting of those Eligible Employees who have not completed the minimum age and service conditions described in Section 410(a) of the Code as of the end of the Plan Year, and the other group consisting of the remaining Eligible Employees.

      In the event that any provisions of this Section 3.06 are no longer required or applicable for qualification of the Plan under the Code, then any applicable provisions of this Section 3.06 shall thereupon be void."

(O) The last sentence of the second paragraph of Section 3.10 is amended, effective as of January 1, 1989, to read in its entirety as follows:

      "The maximum aggregate amount in any limitation year is the lesser of
(i) $30,000 or one-fourth of the dollar amount described in Section 415(b)(1)(A) of the Code as such amount may be adjusted pursuant to Section 415(d) of the Code, whichever is greater or (ii) 25% of the Participant's compensation (within the meaning of Section 415(c)(3) of the Code and regulations thereunder) for such year."

(P) The first clause of the eighth paragraph of Section 3.10 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "If due to the maximum permitted above there is an excess amount, the excess will be disposed of as follows (before any reduction in annual additions for the limitation year to the DynCorp Employee Stock Ownership
Plan):"

(Q) Subparagraph (2a) of Section 3.10 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "(2a) If an excess amount still exists, and the Participant is covered by the Plan at the end of a limitation year, the excess amount shall next be adjusted as follows:

      (i) first by a reduction in the Participant's Salary Deferral Contribution Account by the amount of unmatched Salary Deferral Contributions for the Plan Year, initially from those unmatched contributions invested among Non-Company Stock Investment Funds, on a proportionate basis, and thereafter from those unmatched contributions invested in the Company Stock Fund;

      (ii) next by a reduction in the Participant's Salary Deferral Contribution Account by the amount of matched Salary Deferral Contributions for the Plan Year, initially from those matched contributions invested among Non-Company Stock Investment Funds, on a proportionate basis, and thereafter from those matched contributions invested in the Company Stock Fund; and by a reduction in the Matching Employer Contributions attributable to matched Salary Deferral Contributions and earnings for the Plan Year attributable to such Matching Employer Contributions, initially from those Matching Employer Contributions invested among Non-Company Stock Investment Funds (if any) and thereafter from Matching Employer Contributions invested in the Company Stock Fund;

      (iii) next by a reduction in the Participant's Discretionary Employer Contribution Account by the amount of any Discretionary Employer Contributions for the Plan Year."

(R) The last paragraph of Section 3.10 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "In the case where a reasonable error is made so that the limitations of
Section 415 are violated, the aggregate amount of any corrective adjustments to the Salary Deferral Contribution Account of a Participant covered by the Plan shall be accomplished by distributing the excess Salary Deferral Contributions to the affected Participant. The aggregate amount of corrective adjustments that are attributable to Matching Employer Contributions shall be held in suspense and applied to reduce any later contributions by the Employer on behalf of all Participants."

(S) Section 3.12 is amended, effective as of January 1, 1989, to read in its entirety as follows:

      "3.12  Rollover Contributions.

      An Employee who has received or is entitled to receive an "eligible rollover distribution" within the meaning of Section 402 of the Code from a qualified retirement plan may, with the approval of the Plan Administrator, contribute or, on and after January 1, 1993, authorize the direct rollover of, all or part of such distribution to the Trust Fund for this plan, regardless of whether he is presently eligible to contribute to this Plan; provided, however, no such contribution may be made unless all of the following conditions are satisfied:

      (a) If the distribution is contributed by the Employee, such contribution occurs on or before the 60th day following the Employee's receipt of the distribution from the other plan;

      (b) The amount contributed or included in the direct rollover is not more than the distribution from the other plan less the amount, if any, considered to be a return of employee after-tax contributions; and

      (c) The contribution or transfer consists of cash via check (unless the Plan Administrator authorizes another type of contribution or transfer).

      The Plan Administrator may develop procedures, and may require the information from the Employee desiring to make a rollover contribution or direct rollover, as it deems necessary or desirable to determine that the proposed rollover contribution or direct rollover shall satisfy the requirements of this Section. Upon approval by the Plan Administrator, the amount contributed or included in the direct rollover shall be credited to a Rollover Contribution Account established on the Employee's behalf. Rollover contributions shall be invested in the manner described in Section 4.02. Upon a rollover contribution or direct rollover by an Employee who is not yet making contributions to this Plan, his Rollover Contribution Account adjusted for Plan earnings and losses attributable to that amount shall represent his sole interest in this Plan until he begins making contributions."

(T)   Section 3.13 is deleted in its entirety effective as of July 1, 1995.

(U) Section 4.01 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "4.01  Investment of Funds.

      There shall be established within the Plan's trust fund one or more separate investment funds selected by the Company, one of which shall be a Company Stock Fund and the remainder which shall be Non-Company Stock Investment Funds. The Company may add, modify, or eliminate investment funds at its discretion without amending the Plan."

(V) Section 4.02 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "4.02  Investment Elections - Future Contributions.

      A Participant may direct the investment of his future Salary Deferral Contributions among any of the Plan's investment funds according to procedures prescribed by the Plan Administrator. A Participant may direct the investment of future Rollover Contributions among the Plan's Non-Company Stock Investment Funds. In the absence of any investment direction by the Participant, a Participant's Accounts shall be invested in the investment fund the Plan Administrator directs.

      Matching Employer Contributions attributable to Salary Reduction Contributions made on or after July 1, 1995, and any investment earnings on such Matching Employer Contributions, shall remain invested in the Company Stock Fund at all times. Notwithstanding the foregoing, Matching Employer Contributions made with respect to Salary Deferral Contributions of Participants employed by Participating Employers that do not make Matching Employer Contributions in the form of Company Stock on or after July 1, 1995, shall be invested among the Plan's investment funds in the same proportions as the Salary Deferral Contributions."

(W) Section 4.03 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      4.03  Change of Elections - Future Contributions.

      A Participant may elect to change the investment of his future Salary Deferral Contributions among the Plan's investment funds in the manner and at the times prescribed by the Plan Administrator. Any such election shall be effective as soon as practicable following receipt of the election by the Plan Administrator or its delegate. Notwithstanding the foregoing or any provision of Section 4.04 to the contrary, Salary Deferral Contributions which the Participant elects to initially invest in the Company Stock Fund must remain so invested for at least six full calendar quarters following the end of the payroll period to which the contributions relate."

(X) Section 4.04 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "4.04  Change of Election - Current Accounts.

      A Participant may elect to change the investment direction of the balance of his Accounts, other than that portion of his Matching Contribution Account attributable to Salary Deferral Contributions made on or after July 1, 1995 invested in the Company Stock Fund, among the Plan's investment funds at such times and in accordance with procedures prescribed by the Plan Administrator. A Participant's investment direction given pursuant to this Section shall be given effect as soon as administratively practicable following receipt of the investment direction by the Plan Administrator or its delegate.
      Notwithstanding the foregoing, a Participant, including a Terminated Vested Participant, shall not be permitted to change investment of Accounts from any Non-Company Stock Investment Fund to the Company Stock Fund.

      With respect to a direction to change investment of Accounts from the Company Stock Fund to Non-Company Stock Investment Funds, a sale of Company Stock in satisfaction of the direction shall not occur before the trading period on the Internal Market next following receipt of the investment direction and shall be subject to the Trustee's ability to sell shares for fair market value on the Internal Market. If the Trustee is unable to sell a sufficient number of shares for fair market value on the Internal Market to fully satisfy all outstanding Participant directions to change investment of account balances from the Company Stock Fund to Non-Company Stock Investment Funds and other directions requiring the sale of Company Stock, the Trustee shall prorate the sale of shares among directing Participants' Accounts based on the total number of shares in each Account required to be sold to fully satisfy the investment direction over the total number of shares required to be sold to satisfy all directions requiring sale of Company Stock. In such event, no further action will be required by the Trustee in satisfaction of the Participants' elections."

(Y) Section 5.04 is amended, effective as of January 1, 1989, to read in its entirety as follows:

      "5.04  Payment of Benefits.

      If, at the time a Retirement Benefit is payable, the total value of a Participant's Vested Account Balance is $3,500 or less, (and was not more than $3,500 at the time of any prior distribution or in-service withdrawal) the Administrator shall direct the Trustee to distribute the Participant's Retirement Benefit in a single lump sum, without any requirement for such Participant's consent.

      If, at the time a Retirement Benefit is payable, the total value of a Participant's Vested Account Balance is greater than $3,500, the portion of his Vested Account Balance accrued on and after July 1, 1995 shall be payable in a single lump sum payment. The portion of a Participant's Vested Account Balance accrued prior to July 1, 1995 shall be paid in a lump sum, unless the Participant elects in writing to receive Installment Payments, a Life Annuity, or a Joint-and-Survivor Annuity, in which case payments shall be made accordingly. No less than 30, and no more than 90 days before payment of the Retirement Benefit of a Participant is due to commence, the Employer shall explain to affected Participants the material features of, and explain the relative values of, a Joint-and-Survivor Annuity and other forms of benefit available under the Plan. An election may be changed at any time by delivery of a written change to the Administrator, up to the time the Administrator has ordered payment of a Retirement Benefit by the Trustee or has paid for the purchase of an annuity described below.

      Any benefits that become distributable to the Participant pursuant to this Article shall be paid as soon as reasonably practicable after the Participant's termination of employment subject, where applicable, to the Trustee's ability to sell shares of Company Stock in which the Participant's Accounts are invested for fair market value on the Internal Market. Unless the Participant otherwise elects, benefits shall be paid no later than 60 days after the end of the Plan Year in which occurs the latest of:

            (i)   the Participant's Normal Retirement Date;

            (ii) the 10th anniversary of the commencement of his Plan participation; or

            (iii) his termination of employment.

      Notwithstanding the foregoing, if the value of a terminating Participant's Accounts following his termination of employment is more than $3,500 (or was more than $3,500 at the time of any prior distribution or in-service withdrawal), payments from the Participant's Accounts shall not be made prior to the Participant's Normal Retirement Date, without the written consent of the Participant obtained within 90 days prior to the date distribution commences.

      Notwithstanding any provision of the Plan to the contrary, an Active Participant's benefits shall commence or otherwise be paid, in accordance with
Section 401(a)(9) of the Code and regulations thereunder, no later than April 1 of the calendar year immediately following the date he attains Age 70 1/2, even if he is still employed, unless the Participant reached Age 70 1/2 prior to January 1, 1988, and the Participant is not a greater than 5% owner (as defined in Section 416(i) of the Code) at any time following the Plan Year ending before the calendar year in which the Participant reached Age 66 1/2, in which event the Participant's benefits shall commence no later than the first day of April of the calendar year immediately following the date he retires. Benefits shall be paid over a period not longer than the lives (or, if applicable, joint life expectancies) of the Participant and any designated Beneficiary. The Retirement Benefit or Vested Account Balance of a
Participant who is no longer employed shall commence or otherwise be paid, no later than April 1 of the calendar year immediately following the date he attains Age 70 1/2. Benefits attributable to the portion of the Participant's Account accrued prior to July 1, 1995 shall be paid in the form of payment elected by the Participant, but in no event in an amount less than required by
Section 401(a)(9) of the Code and regulations thereunder. If no election is made, such benefits shall automatically be paid in a single lump sum.
Benefits attributable to the portion of the Participant's Account accrued on and after July 1, 1995 shall be paid in a single lump sum."

(Z) Section 5.08 is amended, effective as of January 1, 1989, to read in its entirety as follows:

      "5.08  Additional Allocations on Retirement.

      Except as otherwise provided in Section 5.05, any allocation for a Participant, made as of a Valuation Date subsequent to the date of his retirement, shall be paid to such Participant, or his Beneficiary, as soon after such Valuation Date as is practical."

(AA) Section 5.10 is amended, effective as of July 1, 1995, to read in its entirety as follows:

      "5.10  Company Stock.

      A Participant may elect to have the portion, if any, of his Vested Account Balance accrued prior to July 1, 1995 and attributable to a fund invested in Company Stock distributed all in cash or all in kind or in a combination thereof. In the case of an in kind distribution, the value of a fractional share shall be paid in cash. A Participant may elect to have that portion of the Participant's Vested Account Balance accrued on and after July 1, 1995, and invested in Company Stock, distributed all in cash or all in kind; provided however, any such distribution in cash shall be subject to the Trustee's ability to sell the shares of Company Stock for fair market value on the Internal Market. If the Trustee is unable to sell all the Company Stock in the Participant's Accounts within the time required to make distribution of the Participant's Accounts in accordance with Section 401(a)(14) of the Code, distribution of the remaining Company Stock shall be made in kind.

      On and after January 1, 1996, the portion of a Participant's Vested Account Balance accrued prior to July 1, 1995 and invested in the Company Stock Fund may be distributed in cash or in kind or in a combination thereof; provided, however, a cash distribution of that portion of a Participant's Accounts invested in Company Stock shall be subject to the Trustee's ability to sell the shares of Company Stock allocated to the Participant's Accounts on the Internal Market. If the Trustee is unable to sell all the Company Stock in the Participant's Accounts within the time required to make distribution of the Participant's Accounts in accordance with Section 401(a)(14) of the Code, distribution of the remaining Company Stock shall be made in kind. The provisions of this paragraph shall become operative only upon a determination by the Internal Revenue Service that the terms of the Plan, including these provisions, will continue to qualify under Section 401(a) of the Code."

(BB) Section 7.01 is amended, effective as of January 1, 1995, to read in its entirety as follows:

      "7.01  Vesting of Accounts.

      A Participant shall at all times be fully (100%) vested in his Salary Deferral Contribution Account, After-Tax Contribution Account, and Rollover Contribution Account, and in any restoration contributions made pursuant to
Section 7.03.

      A Participant shall be vested in his Matching Employer Contribution Account and his Discretionary Employer Contribution Account based on his Years of Service in accordance with the following table:

                  Years of Service  Vesting Percentage
                    Less than 2             0%
                    2 but less than 3      50%
                    3 or more             100%

      Notwithstanding the foregoing, a Participant formerly employed by Meridian Corporation at the time of the merger of the Meridian 401(k) Plan with this Plan, shall be vested in his Matching Employer Contribution Account and Discretionary Employer Contribution Account based on his Years of Service in accordance with the foregoing table; provided, however, for purposes of determining his Years of Service, the Participant's third Year of Service shall be determined in accordance with Section 1.38 or determined based upon the Participant's completion of at least 1000 Hours of Service in a Plan Year commencing after the Participant's completion of two Years of Service (determined in accordance with Section 1.38), whichever will produce the greater Years of Service.

      Notwithstanding the foregoing, an Active Participant shall be fully (100%) vested in his entire Account at his Normal Retirement Date, the date of his retirement due to Disability, or the date of his death.

      Notwithstanding the foregoing, where government regulations, including the Federal Procurement Regulations and agency supplemental procurement regulations, or contracts issued by government agencies require, for Participants who are subject to such regulation or contract, that so much of the Participant's Account as is attributable to a period of service when the Participant is performing a government contract shall be 100% vested for any such Participant who has completed one Year of Service, then each such Participant shall be 100% vested in that portion of his Account attributable to contributions for the period during which he is subject to such regulation or contract, upon completion of one Year of Service. However, if for any Plan Year the application of the preceding sentence would result in discrimination in favor of Highly-Paid Employees in violation of Code Section 401(a)(4), then for such Plan Year the preceding sentence shall not apply to any such Highly-Paid Employee."

(CC) Section 7.02 is amended, effective as of January 1, 1989, to read in its entirety as follows:

      "7.02  Payment of Benefits to Terminated Participants.

      An active Participant who is vested in any portion of his Account and terminates employment prior to his Normal Retirement Date shall be deemed a Terminated Vested Participant. Payment of his Vested Account Balance shall be made no later than 60 days after the end of the Plan Year in which the Participant's Normal Retirement Date occurs. However, a Terminated Vested Participant may elect, in the manner prescribed by the Plan Administrator, that his Vested Account Balance be paid as soon as practicable following his Termination of Employment. If the value of the Terminated Vested Participant's Vested Account Balance is not more than $3,500 (and was not more than $3,500 at the time of any prior distribution or in-service withdrawal) the Plan Administrator shall automatically direct that the Participant's entire Vested Account Balance be distributed in a single lump sum as soon as practicable following the Participant's termination of employment. If the value of the Terminated Vested Participant's Vested Account Balance is more than $3,500 (or was more than $3,500 at the time of any prior distribution or in-service withdrawal) no payment shall be made prior to the Participant's Normal Retirement Date without the written consent of the Participant obtained no more than 90 days prior to the date payment is made. For purposes of this Section, the transfer of a Participant's employment to a buyer, concurrent with the sale of a subsidiary or trade or business of an Employer or Affiliate to such buyer, or any other change in the Participant's employment status with an Employer or Affiliated Organization not considered a "separation from service" (within the meaning of Section 401(k)(2)(B) of the Code), will not be considered a termination of the Participant's employment."

(DD) Section 8.01 is amended, effective as of January 1, 1989, to read in its entirety as follows:

      "8.01  Withdrawals While Employed.

      In-service withdrawals of amounts not held as security for a loan from the Plan may be made by Active or Inactive Participants, but not by Terminated Vested Participants, in accordance with procedures prescribed by the Plan Administrator, but not more frequently than once per calendar month, in the following order:

      (a) A Participant may withdraw all or any portion of his After-Tax Contribution Account as follows. Such withdrawal shall come first from After-Tax Contributions made prior to January 1, 1987. Next, such withdrawal shall be made proportionately from Participant's After-Tax Contributions made after December 31 1986 and investment earnings on After-Tax Contributions.

      (b) After a Participant has withdrawn all of his After-Tax Contributions Account, if any, he may withdraw all or any portion of the amount of his vested Matching Employer Contribution Account accrued prior to July 1, 1995 and vested Discretionary Employer Contribution Account accrued prior to July 1, 1995 that has been in such Account(s) for a period of at least two years.

      (c) After a Participant has withdrawn all of his available Matching Employer Contribution Account and Discretionary Employer Contribution Account, if any, he may withdraw all or any portion of his Rollover Contribution Account.

      (d) After a Participant who has attained Age 59 1/2 has withdrawn all of his available Rollover Contribution Account, if any, he may withdraw all or any portion of his Salary Deferral Contribution Account provided however, amounts accrued in the Participant's Salary Deferral Contribution Account may only be withdrawn if invested in Non-Company Stock Investment Funds.

      (e) After a Participant who has not attained Age 59 1/2 has withdrawn all of his available Rollover Contribution Account and obtained all non-taxable loans available from this Plan and all distributions and non-taxable loans available from any other plans maintained by the Employer, he may withdraw so much of his available Salary Deferral Contribution Account as is necessary to alleviate a financial hardship, and the amount reasonably estimated as necessary to pay income taxes or penalties resulting from the distribution. Such hardship must be an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Expenses in connection with a death in a Participant's immediate family would constitute such an immediate and heavy financial need and the following conditions would automatically be deemed an immediate and heavy financial need:

            (i) medical expenses as described under Code Section 213(d) incurred by the Participant, his spouse, or his dependents or obtainment of medical care if the withdrawal is necessary for such persons to obtain medical care;

            (ii) costs directly related to the purchase of a primary residence (excluding mortgage payments);

            (iii) payment of tuition, related educational fees and room and board expenses for the next twelve months of post-secondary education for the Employee, his spouse, or his dependents;

            (iv) payment to prevent eviction of the Participant from a primary residence or foreclosure of mortgage on his primary residence; and

            (v) any other occurrence as authorized by Treasury Regulations, Rulings, Notices, and other documents of general applicability.

      A Participant must submit a written certification on the form prescribed by the Plan Administrator that the hardship distribution is necessary to satisfy an immediate and heavy financial need. The written certification must indicate that the need cannot reasonably be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the employee's assets, by cessation of Salary Deferral Contributions or After-Tax Contributions (if applicable) under the Plan, by other distributions or non-taxable loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. The Employer must not have actual knowledge to the contrary that the need cannot reasonably be relieved as described above.

      A Participant may not withdraw any investment earnings included in his Salary Deferral Contribution Account which were accumulated after December 31, 1988, or any Qualified Non-elective Contributions (including investment earnings), unless he has attained Age 59 1/2.

      A Participant may not withdraw any portion of his Matching Employer Contribution Account or his Discretionary Employer Contribution Account, except as set forth in subparagraph (b) above, for any reason prior to his retirement or other termination of employment.

      In no event will any hardship withdrawal of Salary Deferral
Contributions be granted until any applicable distributions and loans have been taken from this Plan and from all other qualified retirement plans of the Employer.

      Hardship withdrawals shall first reduce that portion of the affected Participant's Salary Deferral Contribution Account, if any, invested in Non-Company Stock Investment funds; next that portion of the Salary Deferral Contribution Account invested in the Company Stock Fund but not yet invested in Company Stock; and finally that portion of the Salary Deferral Contribution Account invested in Company Stock. Notwithstanding any provision of this Section to the contrary, withdrawal of amounts invested in shares of Company Stock shall be subject to the Trustee's ability to sell such shares on the Internal Market.

      Upon a withdrawal for financial hardship, the Participant's Salary Deferral Contributions shall be suspended for a minimum period of twelve months, and the Participant shall not, for such period, be permitted to make any elective contribution to any qualified or non-qualified deferred compensation plan of the Employer, including any defined benefit retirement plan or any stock option, stock purchase, or similar plan, but not including contributions to a health or welfare benefit plan. In addition, for the taxable year following the year in which such a withdrawal is made, the Participant's elective contributions to this and all other contributory plans maintained by the Company, if any, shall be subject to the applicable limit under Code Section 402(g) for that year minus the Participant's elective contributions for the year of the hardship withdrawal.

      Notwithstanding any provision of this Section to the contrary, any withdrawal from an Account invested in a Non-Company Stock Investment Fund shall be conditioned upon such withdrawal being permitted without penalty under the terms of such investment fund."

(EE) Subparagraphs (a), (b) and (c) of Section 8.02 are amended, effective as of July 1, 1995, to read in their entirety as follows:

      "8.02  Loans.

            (a) Active or Inactive Participants who have not previously defaulted on a loan from the Plan, (but not Vested Terminated Participants), may obtain a loan from their Accounts in amounts of not less than $1,000 under procedures prescribed by the Plan Administrator. No more than two Plan loans may be outstanding to a Participant at any time.

            (b) No Participant shall, under any circumstances, be entitled to loans in excess of the lesser of:

                  (i)   50% of his Vested Account Balance;

                  (ii) $50,000 less the highest outstanding loan balance in the preceding 12 month period over the outstanding loan balance on the day immediately preceding issuance of the loan; or

                  (iii) the amount of the Participant's Accounts invested in Non-Company Stock Investment Funds the terms of which permit withdrawals without penalty, but excluding the amount of the Participant's After-Tax Contribution Account, if any.

                  For purposes of this paragraph, all outstanding loans to a Participant under this Plan or any other qualified retirement plan of the Employer shall be aggregated.

            (c) Any loan to a Participant shall be evidenced by the Participant's promissory note and secured by the pledge of up to 50% of the balance of the Participant's Accounts and by the pledge of such further collateral as the Trustee deems necessary or desirable to assure repayment of the borrowed amount and all interest payable thereon in accordance with the terms of the loan. ..."

(FF) Subparagraph (d) of Section 8.02 is amended, effective as of January 1, 1989, to read in its entirety as follows:

      "8.02  Loans.

      (d) Interest on any loan shall be at a reasonable rate determined by the Administrator commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Administrator shall have sole discretion in determining the interest rate, and its decision shall be final and binding. ..."

(GG) Subparagraphs (g) and (h) of Section 8.02 are amended, effective as of January 1, 1989, to read in their entirety as follows:

      "8.02  Loans.

      (g) If not previously repaid in full, the unpaid portion of any outstanding loans (including interest thereon) shall be deducted at the time of a distribution due to retirement, death, disability, or other termination of employment, from the amount of the Account otherwise available to pay or purchase any benefit to which a Participant (or his beneficiary) is entitled under this Plan.

      (h) If a required periodic payment is not made within 60 days of the date it was due, this shall be deemed a default. Upon a default, the entire amount of unpaid loan principal and interest shall immediately become due and payable. Without further action or notice to the Participant, the Administrator may direct the Trustee to reduce the Participant's Plan Accounts by the lesser of the total amount due and payable or the amount of the Accounts pledged as security for the loan. The Administrator, at its discretion, may delay the direction, for as long as it deems appropriate, provided such delay is applied on a consistent basis that is not discriminatory in favor of Highly-Paid Employees. Notwithstanding the foregoing, no reduction in a Participant's Salary Deferral Contribution Account shall occur upon the default of a Participant's loan until one of the distributable events described in Code Sections 401(k)(2) or 401(k)(10) has occurred. If such action does not fully repay the loan, the Administrator may take such other action as may be necessary or appropriate to secure repayment, including foreclosure upon other property, if any, pledged as security for the loan. ..."

(HH) Subparagraph (i) of Section 8.02 is added, effective as of July 1, 1995, to read in its entirety as follows:

      "8.02  Loans.
(i) Loan proceeds shall be taken from that portion of a Participant's Plan Accounts invested in Non-Company Stock Investment Funds in the following order:

                  1)    Rollover Contribution Account

                  2)    Matching Employer Contribution Account

                  3)    Discretionary Employer Contribution Account

                  4)    Salary Deferral Contribution Account

      Repayments of loan principal shall reduce the outstanding balance of the loan and shall be credited to the Participant's Plan Accounts in reverse order from which loan proceeds were taken until principal repayments equal the amount of the proceeds taken from the respective Accounts. Interest payments shall be credited to the Account from which loan proceeds were taken until principal repayments to the Account equal the proceeds taken from the Account.

      The Plan Account from which loan proceeds are last taken shall be reduced proportionately from the applicable Account's investments in the Non-Company Stock Investment Funds.

      Repayments of loan principal and interest shall be invested among the Plan's Non-Company Stock Investment Funds in the same proportion as the Participant's then current investment election for Salary Deferral Contributions among the Non-Company Investment Funds. If there is no such current election, repayments of loan principal and interest shall be invested in the investment fund the Plan Administrator directs."

(II) Section 9.06 is added to the Plan, effective as of January 1, 1993, to read in its entirety as follows:

      "9.06  Direct Rollovers of Accounts to Other Qualified Plans.

      At the election of a Participant or surviving spouse who is eligible for a distribution from the Plan on or after January 1, 1993, that is an "eligible rollover distribution" (within the meaning of Section 402 of the Code), the Administrator shall authorize the direct rollover of the distributed amount from the trust fund of this Plan (i) in the case of a Participant, to an "eligible retirement plan" (within the meaning of Section 401(a)(31) of the Code) or (ii) in the case of a surviving spouse, to an "individual retirement account" or "individual retirement annuity" (within the meaning of Section 408 of the Code). Direct rollovers shall be made according to the procedures established by the Administrator conforming to the requirements of Section 401(a)(31) of the Code and regulations thereunder."

(JJ) The following is substituted for subparagraphs (b) and (c) of Section 10.02, effective as of January 1, 1989:

      "10.02  Plan Termination.

      (b) Disposition of Accounts Upon termination of the plan, the Accounts of each affected Participant shall be distributed as soon as administratively feasible in the manner provided in Article VI and VII through payments from the trust or purchase of an annuity contract unless the Company, in its discretion, and if permitted by the Code and the regulations thereunder, directs that the Accounts of the affected Participants continue to be held in the Trust Fund to be distributed upon each Participant's retirement, death, disability, termination of employment or otherwise in accordance with the terms of the Plan. The distribution of Accounts shall be made in accordance with the Participant and spousal consent provisions of Sections 411(a)(11) and 401(a)(11) of the Code to the extent the consent provisions are applicable to Accounts having a value at the time of such distribution or any prior distribution of more than $3,500.

            Notwithstanding the foregoing, if the Company or any entity within the same controlled group as the employer does not maintain another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Accounts may, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employer stock ownership plan as defined in Section 4975(e)(7) of the Code), then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution."


SUMMARY OF CHANGES CONTAINED
IN AMENDMENT NO. ONE
TO THE
DYNCORP SAVINGS AND RETIREMENT PLAN


A.Section 1.01(f),  defining the term "Stock Account," is deleted.

B. Section 1.07, defining the term "Company Stock," is amended to apply the same definition to the term "Common Stock."

C.    Section 1.07A is added to the Plan to define the term "Company Stock
Fund."

D. Section 1.10, defining the term "Contribution Percentage," is amended to specify that only a Participant's compensation earned while eligible to participate in the Plan will be taken into account in determining his Contribution Percentage.

E. Section 1.16, defining the term "Entry Date," is amended to provide that the term shall mean the first day of each payroll period.

F.    Section 1.20A is added to the Plan to define the term "Internal Market."

G. Section 1.22A is added to the Plan to define the term "Non-Company Stock Investment Fund."

H. Section 1.26, defining the term "Plan," is amended to specify that the Plan is a profit sharing plan.

I. Section 1.35, defining the term "Valuation Date," is amended to specify that Accounts invested in the Company Stock Fund shall be valued as of the last day of each calendar quarter.

J. Section 2.01 is amended to specify that an Employee shall be eligible to become a participant on the first Entry Date following the date he becomes an Eligible Employee.

K. Section 3.01 is amended to specify that any Matching Employer Contributions attributable to Excess Elective Deferrals returned to the Participant shall be withdrawn from the Participant's Matching Employer Contribution Account and used to reduce future Employer contributions.

L. Section 3.03 is amended to describe how Participants may suspend contributions to the Plan and to describe the mechanics of Participants' change of contribution elections in a way compatible with a voice response system.

M. Section 3.04 is amended (i) to describe the general matching formula that will apply on and after July 1, 1995; (ii) to specify that Matching Employer Contributions are conditioned upon the Participant investing his Salary Deferral Contributions in the Company Stock Fund; and (iii) to describe the special matching formula applicable to Participants whose Employers match Salary Deferral Contributions in the form of cash.

N. Section 3.06 is amended to describe the disposition of Excess Contributions, Excess Aggregate Contributions and Matching Employer Contributions attributable thereto upon failure of an ADP or ACP test, in a manner compatible with the regulations under Sections 401(k) and 401(m) of the Code.

O. The second paragraph of Section 3.10 is amended to accurately describe the limits on annual additions to a defined contribution plan under Section 415 of the Code.

P. The eighth paragraph of Section 3.10 is amended to clarify that if a reduction in annual additions to a defined contribution plan is needed, the reduction shall occur first in the DynCorp Savings and Retirement Plan before any reduction in contributions to the DynCorp Employee Stock Ownership Plan.

Q. Subparagraph (2a) of Section 3.10 is amended to describe the hierarchy in which Plan accounts will be reduced if annual additions in excess of the annual Section 415 limits occur.

R. The last paragraph of Section 3.10 is amended to describe the disposition of any corrective adjustments to Salary Deferral Contribution Accounts and Matching Employer Contribution Accounts needed to satisfy Code
Section 415.

S. Section 3.12 is amended to more clearly describe the circumstances under which Rollover Contributions will be accepted by the Plan.

T.    Section 3.13 is deleted.  The information previously contained in
Section 3.13 describing suspension of contributions is now set forth in
Section 3.03, as amended.

U. Section 4.01 is amended to describe the establishment of a Company Stock Fund and Non-Company Stock Investment Funds in the Plan.

V. Section 4.02 is amended to describe that Salary Deferral Contributions may be invested among any of the Plan's investment funds including the Company Stock Fund. Rollover Contributions may be invested only among the Plan's Non-Company Stock Investment Funds. Matching Contributions attributable to Salary Reduction Contributions made on or after July 1, 1995 will remain invested in the Company Stock Fund at all times; provided, however, Matching Employer Contributions on Salary Deferral Contributions made by Participants whose Employers match Salary Deferral Contributions in the form of cash will be invested among the Plan's investment funds, including the Non-Company Stock Investment Funds, in the same proportions as the Participant's Salary Deferral Contributions.

W. Section 4.03 is amended to specify that Salary Deferral Contributions which the Participant elects to initially invest in the Company Stock Fund must remain so invested for at least six full calendar quarters following the end of the payroll period to which the contributions relate.

X. Section 4.04 is amended to provide (i) that a Participant may not change the investment of accounts from any Non-Company Stock Investment Fund to the Company Stock Fund; (ii) that a direction to change investment of accounts from the Company Stock Fund to Non-Company Stock Investment Funds shall be subject to the Trustee's ability to sell shares for fair market value on the Internal Market; and (iii) to provide language describing the mechanics for changing investment directions in a manner compatible with a voice response system.

Y. Section 5.04 is amended to provide that the portion of a Participant's Vested Account Balance accrued on and after July 1, 1995 shall be payable only in a single lump-sum payment and to describe the payment of benefits payable to both Active and terminated participants upon attainment of Age 70 1/2.

Z. Section 5.08 is amended to provide that any allocation for a Participant made as of a Valuation Date following retirement shall be paid to such Participant or beneficiary as soon as after such Valuation Date as practicable.

AA.   Section 5.10 is amended to provide that a Participant may elect to have that portion of his Vested Account Balance accrued on and after July 1, 1995 distributed in cash or in kind, provided, however, cash distributions attributable to Company Stock shall be subject to the Trustee's ability to sell shares for fair market value on the Internal Market. If the Trustee is unable to sell all the Participant's Company Stock within the time required to make distributions under the terms of the Code, distribution of any remaining stock shall be made in kind. On and after January 1, 1996, the foregoing limitations shall also apply to that portion of the Participant's Vested Account Balance accrued prior to July 1, 1995, subject to approval of the limitations by the IRS.

BB.   Section 7.01 is amended to describe the general vesting schedule and to also describe the special vesting schedule that applies to former Participants in the Meridian 401(k) Plan at the time of its merger with the DynCorp Savings and Retirement Plan.

CC.   Section 7.02 is amended to specify that an automatic distribution of a
Vested Account Balance of not more than $3,500 will occur only if the balance was not more than $3,500 at the time of any prior distribution or in-service withdrawal. This section is also amended to specify that a transfer of a Participant's employment to a buyer upon the sale of a subsidiary trade of business by the Company to the buyer, shall not be considered a termination of employment for purposes of Section 401(k) of the Code.

DD.   Section 8.01 is amended to (i)  describe the hierarchy of accounts from which in-service withdrawals may be taken and (ii) to describe that hardship withdrawals from a Participant's Salary Deferral Contribution Account shall be taken last from the amounts invested in Company Stock and subject to the Trustee's ability to sell the shares on the Internal Market.

EE.   Sections 8.02(a) and (b) are amended to provide that (i)  only
Participants who have not previously defaulted on a loan may obtain a loan from the Plan, and (ii) to provide that the maximum amount available for a Plan loan will be limited to amounts invested in Non-Company Stock Investment Funds which permit withdrawals, but excluding amounts in the Participant's After-Tax Contribution Account if any.

FF.   Section 8.02(d) is amended to simply state that interest on any loan shall be at a reasonable rate determined by the Administrator commensurate with interest rates that would be charged under similar circumstances by persons in the business of lending money.

GG.   Sections 8.02(g) and (h) are amended to describe the circumstances under which outstanding Plan loans will be repaid in the event of the Participant's retirement, death, disability or other termination of employment, or in the event of a default on a loan.

HH.   Section 8.02(i) is amended to describe the hierarchy in which loan proceeds will be taken from Participants' Accounts and the manner in which loan repayments will be allocated among Plan Accounts and Plan investment funds.

II. Section 9.06 is amended to specify the circumstances under which a Participant may elect a direct rollover of a Plan distribution to another qualified plan, as required by Section 401(a)(31) of the Code.

JJ.   Sections 10.02(b) and (c) are combined into Section 10.02(b) to clarify that distributions upon Plan termination shall be made in accordance with the requirements of Sections 411 and 401(a)
(11) of the Code.